Exhibit 10.3

1201 Main Street, Suite 2650	Dallas, Texas 75202-3937	Tel 214-742-3370 Fax 214-742-3418 www.bvaladvisors.com

November 17, 2006

Special Committee of the Board of Directors
Earth Biofuels, Inc.
3001 Knox Street, Suite 401
Dallas, Texas 75205

Special Committee of the Board of Directors
Apollo Resources International, Inc.
3001 Knox Street, Suite 403
Dallas, Texas 75205

Dear Committees:

We understand that Earth Biofuels, Inc. (“EBI”) and Apollo Resources International, Inc. (“ARI”) are considering the sale of all of the outstanding common stock of a 51% owned subsidiary of ARI known as Apollo LNG (“ALNG”) to EBI for EBI common stock (the “Transaction”). In connection with the Transaction, ARI and the other shareholders of ALNG will receive an aggregate of 18,844,222 shares of EBI common stock (the “Aggregate Acquisition Consideration”) in exchange for all the outstanding shares of ALNG common stock (49,019,608 shares). As a result of the Transaction, ALNG will become a wholly-owned subsidiary of EBI. In accordance with our engagement letter dated September 18, 2006, you have requested our opinion (the “Opinion”) as to the fairness, from a financial point of view, to the public shareholders of EBI and ARI, respectively, of the Aggregate Acquisition Consideration. We will collectively refer to EBI and ARI as the “Companies” and the special committees of the boards of directors of ARI and EBI as the “Special Committees.”  The effective date of the Transaction is November 17, 2006.

In the course of our analyses for rendering this opinion, we have, among other things:

Legal documents

1)              Considered a draft (dated November 14, 2006) of the Share Exchange Agreement between ARI and EBI whereby ARI receives 9,422,111 shares of EBI common stock in exchange for 25,000,000 shares of ALNG common stock.

2)              Considered a draft (dated November 14, 2006) of the Share Exchange Agreement between EBI and the shareholders of Apollo LNG other than ARI whereby such shareholders receive 9,422,111 shares of EBI common stock in exchange for 24,019,608 shares of ALNG common stock.

3)              Considered EBI Acquisition of Apollo LNG, Inc. Worksheet detailing exchange of shares.

4)              Considered November 15, 2006 draft of Transition Services Agreement between ARI and Golden Spread Energy, Inc. dated November 30, 2006.

5)              Considered the closing documents on December 7, 2005 for ALT Transaction, Mountain States Transaction, TxHLDM Transaction, and Miscellaneous closing documents relating to aforementioned transactions.

6)              Read the Term Loan and Joinder Agreement dated as of June 20, 2006 by and among FCC, LLC and Applied LNG Technologies USA, L.L.C, Arizona LNG, L.L.C., Fleet Star, Inc., Renewable Alternative Fuels, LLC, and Alternative Fuels Technologies LLC, and Apollo Drilling, LLC provided by management.

7)              Read the internal Loan and Security Agreement dated as of April 14, 2006 by and between FCC, LLC, and Applied LNG Technologies USA, L.L.C., Arizona LNG, L.L.C., Fleet Star, Inc., Renewable Alternative Fuels, LLC, and Alternative Fuels Technologies, LLC provided by management.

Financial documents

8)              Analyzed the unaudited financial statements for the 6 month period ended June 30, 2006 for ALNG.

9)              Analyzed the internal ALNG detailed unaudited income statement for six month period ended June 30, 2006.

10)        Analyzed the internal ALNG detailed unaudited balance sheet as of June 30, 2006. 11) Analyzed the internal ALNG reconciliation of January 2006 LNG deliveries by customer. 12) Analyzed the ALNG customer list for September 2006.

13)        Analyzed the financial statements compiled by J. Donald Buckley, P.C. for the year ended September 30, 2001 for Applied LNG Technologies.

14)        Analyzed the financial statements audited by Johnson & Sheldon, P.C. for years ended September 30, 2002 through 2005 for Applied LNG Technologies.

15)        Analyzed the internal Budget Variance Report for Applied LNG Technologies dated July 31, 2006.

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16)        Analyzed the internal consolidated balance sheet for Applied LNG technologies and Arizona LNG as of July 31, 2006.

17)        Analyzed the internal consolidated income statement for month ended July 31, 2006 for Applied LNG Technologies and Arizona LNG.

18)        Analyzed the internal consolidated income statement for fiscal year 2006 for Applied LNG Technologies and Arizona LNG.

19)        Analyzed the internal summary of monthly cash flows for October 2005 through July 2006 for Applied LNG Technologies and Arizona LNG consolidated.

20)        Considered the appraisal of Willis LNG Plant on August 22, 2002 by Project Technical Liaison Associates, Inc.

21)        Considered the appraisals of Willis LNG Plant and Needle Mountain LNG Plant on October 11, 2004 by Project Technical Liaison Associates, Inc.

22)        Analyzed the internal ALNG monthly income statement projections for August 2006 through December 2009.

23)        Analyzed the EBI financial statements for fiscal year 2006 and twelve months ended June 30, 2006 provided by Capital IQ.

24)        Analyzed the internal EBI monthly individual plant projections and consolidated projections for August 2006 through December 2009.

25)        Considered the internal unaudited opening balance sheet for TxHLDM, Inc. for November 30, 2005 provided by management.

26)        Analyzed management’s forecast for ALNG based on estimates of gallons of LNG sold, future LNG prices, ability to control costs, and gross margin estimates.

27)        Considered the ALNG organizational chart provided by management.

Other company provided documents

28)        Considered documents provided by ARI detailing the structure of Applied LNG Technologies including business units and partnerships.

29)        Considered the ALNG business overview dated September 19, 2006.

30) Considered the internal Arizona LNG general process description of Needle Mountain facility.

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31)        Analyzed the biofuels industry summary provided by management.

32)        Considered the internal ALNG presentation to Earth Biofuels on September 14, 2006.

33)        Considered the internal Earth Biofuels management presentation dated September 2006.

34)        Considered the San Pedro Bay Ports Clean Air Action Plan Technical Report dated June 2006 by Port of Long Beach.

35)        Considered the Interstate Clean Transportation Corridor (ICTC) Info Update dated July 2006.

Research documents

36)        Analyzed the consensus estimates for guideline public companies provided by Capital IQ.

37)        Considered the Wright Investors Service analyst report for Earth Biofuels on October 6, 2006.

38)        Considered the ValuEngine research report for Earth Biofuels on October 9, 2006.

39)        Considered the ValuEngine industry report for “Alternative Energy” industry on October 9, 2006.

40)        Considered the Value Line research report for “Natural Gas (Distribution)” industry on June 16, 2006.

41)        Analyzed the public filings for ARI, EBI, and guideline public companies provided by 10k Wizard.

42)        Conducted a Capital IQ company screening for public companies similar to EBI and ARI.

43)        Analyzed the market prices and valuation multiples for certain publicly traded companies that were comparable in certain respects to EBI and ARI.

44)        Visited EBI’s office in Dallas, Texas, where we met with senior management of EBI and ALNG to discuss the fundamental and financial position of EBI and ARI, business conditions in the LNG industry, and the prospects for EBI and ARI.

45)        Interviewed Charles Flinta, Finance Director, LNG of ARI, Darren Miles, Chief Financial Officer of EBI, and Jason Creutzmann of EBI.

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46)        Conducted such other financial studies, analyses, inquiries, and investigations as we deemed appropriate, including an assessment of general economic conditions and the LNG industry.

In rendering our Opinion, we relied upon and assumed, without independent verification, the accuracy and completeness of all financial and other information that was available to us from public sources and all the financial and other information which EBI and ARI provided to us. We further relied upon the assurances of the management of EBI and ARI that they were unaware of any facts that would make the information which EBI and ARI or its representatives provided to us incomplete or misleading. We assumed that the final form of the Share Exchange Agreements will be substantially similar to the draft (November 14, 2006) of the Agreements.

In our development of the five-year forecasted income statement for ALNG, management provided underlying assumptions. We do not express an opinion or any other form of assurance on the reasonableness of the underlying assumptions. Furthermore, in arriving at our opinion, we have not performed or obtained any independent appraisal of the assets of ALNG or EBI.

Our Opinion is necessarily based on economic, market, financial, and other conditions as they existed, and the information made available to us, as of the date of this letter.

Based on the foregoing, we opine that the Aggregate Acquisition Consideration is fair, from a financial point of view, to the public stockholders of EBI and ARI.

The Opinion expressed herein is provided solely for the information and assistance of the boards of directors of EBI and ARI concerning their respective deliberations regarding the Transaction.

Very truly yours,

Bernstein Conklin & Balcombe

BCB:kfk

1201 Main Street,	Dallas,	Tel 214-742-3370
Suite 2650	Texas 75202-3937	Fax 214-742-3418

www.bvaladvisors.com

Memorandum

To:	Special Committees of the Board of Directors for Apollo Resources International, Inc. and Earth Biofuels, Inc.

Date:	November 17, 2006

RE:	Valuation of Apollo LNG, Inc. and Earth Biofuels, Inc.

Engagement Overview

The purpose of Phase 1 of the engagement was to value Apollo LNG, Inc. (“Apollo LNG” or the “Company”), a wholly owned subsidiary of Apollo Resources International, Inc. (“Apollo Resources”), for the purpose of transfer to Earth Biofuels, Inc. (“EBOF”), a publicly traded company in which Apollo Resources owns 63.83 percent.

Phase 2 of the engagement involved rendering a fairness opinion on the consideration in which shares of EBOF were to be exchanged for ownership of Apollo LNG. In this phase, we analyzed transaction documents and analyzed the value of EBOF public stock. The following is a list of exhibits used in our analysis:

Apollo LNG

Exhibit 1	Financial Statement Analysis

Exhibit 2	Adjusted Financial Statements

Exhibit 3	Comparative Ratio Analysis

Exhibit 4	Revenue and Gross Profit Forecast

Exhibit 5	Forecast

Exhibit 6	Multiples Calculation

Exhibit 7	Terminal Multiple Calculation

Exhibit 8	Historical Multiples Analysis

Bernstein, Conklin & Balcombe

Exhibit 9	Discounted Cash Flow Analysis

Exhibit 10	Monte Carlo Simulation

Exhibit 11	Internal Transaction Method

Exhibit 12	Correlation and Exchange Ratio

Earth Biofuels

Exhibit 13	Financial Statement Analysis

Exhibit 14	Comparative Ratio Analysis

Exhibit 15	Forecast

Exhibit 16	Trailing Stock Price Analysis

Exhibit 17	Discounted Cash Flow Analysis

Valuation of Apollo LNG

Overview of the Company

Apollo LNG produces, distributes, and markets clean, liquefied natural gas (“LNG”). The cleaning process removes non-methane compounds from natural gas such as propane and non-gas liquids. The cleaned natural gas is then converted to a liquid state through cooling and pressure (“liquefaction”). Apollo LNG cleans the natural gas for use in vehicles. Although the liquefaction process is commonly used for storage of natural gas, common available LNG is not clean, therefore it cannot be used in vehicles. At the Valuation Date, only six plants were in operation that produced clean LNG, including Apollo LNG’s plant in Arizona.

Customers

The Company’s customers are predominantly in southern California. Major customers include Orange County, the city of San Diego, and the Port of Long Beach. The state of California has mandated the use of cleaner fuels, and LNG meets California’s stringent requirements. At the Valuation Date, Apollo LNG could not produce sufficient LNG to meet the demands of its existing customers and was having to purchase clean LNG from a third party.

Tax Benefits

LNG purchasers receive an excise tax rebate for the use of the fuel. However, many of the customers are tax exempt. Management believes Apollo LNG will reach agreements with these customers to split the excise tax benefit.

Historical Financial Statements

As shown in Exhibit 1, as of June 30, 2006, the Company had $13,290,800 of debt and book value of total invested capital of $42,991,700 on the balance sheet. Between June 30, 2006 and the Valuation Date, Apollo LNG repaid approximately $2,000,000 in debt. The remaining debt is divided between Apollo Resources (approximately $5,000,000) and First Capital Corporation ($6,000,000), an independent party.

In addition, the Company has nonoperating assets of related party accounts receivable, related party other receivables, related party note receivables, a note receivable from shareholder, and investments which we removed from the balance sheet as shown in Exhibit 2. The book value of these nonoperating assets was $3,837,700.

Apollo LNG historically operated under a management contract with the prior owner.  Management represented this contract overly burdened the Company and that profit would have been greater had the management contract not been in place. We understand that, immediately after the Transaction, a new contract will be in place that will reduce the cost of the management contract by approximately $200,000 per month.

Management indicated that Apollo LNG bought only one of the two plants from Applied LNG Technologies U.S.A., L.L.C. (“ALT”) in the November 2005 transaction, which will be discussed later. Accordingly, the forecast reflects Apollo LNG operating one plant, while the historical financials represent ALT’s operation of two plants.

Forecast

Management provided a monthly income statement forecast for Apollo LNG for October 2006 through December 2009. Based on the forecast, we observed the following:

While gallons of LNG sold are expected to increase approximately one million gallons annually from 2006 to 2009, commodity cost was expected to decline significantly in 2007 through 2009, ultimately resulting in a gross profit that is expected to almost double in the same period. On a per gallon basis, profit (excluding fees) is expected to increase from $0.18 per gallon in 2006 to $0.24 per gallon in 2009. Management indicated gross margin would improve due to the ability to control commodity cost through the use of hedging, a strategy not previously employed. In addition, operating expenses are expected to be controlled more effectively. Currently, there is a management contract in place where the previous owners manage the day-to-day operations, thus management believed general and administrative expenses are forecasted conservatively high.

We assumed a tax rate of 35 percent. Because the Company is expected to have negative profitability through 2007, we accrued net operating losses to be applied in future years.

In addition, management indicated that Apollo LNG’s debt covenants allow for a maximum of $250,000 of capital expenditures annually, therefore we assumed $250,000 of capital expenditures annually for the forecast period.

As stated previously, the Company’s customers will receive a benefit from excise tax credits for LNG which go into effect on October 1, 2006. However, many of the customers are tax exempt.  Management believes Apollo LNG will reach agreements with these customers to split the excise tax benefit. Accordingly, Apollo LNG reduced forecasted cost of goods sold by the amount of the excise tax credit received.

Adjustments to Forecast

The forecast provided did not show Apollo LNG exhibiting profitability, although management indicated that they expect profitability in the near future. Accordingly, we revised the forecast to reflect the actual expected profitability of the Company, as shown in Exhibit 4 and as follows.

We presented the adjusted forecast to Apollo LNG’s management who agreed with our adjustments.

Volume

We forecasted gallons per day sold to grow 10 percent annually through 2011. Due to an inadequate supply at the Valuation Date, current customers should be willing to purchase greater volumes and the Company should acquire additional customers given the pressure exerted by California over emissions. Apollo LNG’s plant is rated for 86,000 gallons per day and we assumed any overage would be acquired from ExxonMobil’s plant, in line with historical operations.

Revenue

We relied on management’s sales price per gallon estimates for 2006-2009. In 2010 and 2011, we anticipated sales price growth of 10 percent and 5 percent respectively.

Cost of sales

We relied on management’s commodity cost per gallon estimates for 2006 to 2009. In 2010 and 2011, we anticipated growth in line with sales price. Based on management expectations, the expansion in profit per gallon would be the result of controlled risk as the result of hedging.

We assumed the fees and imbalance costs per gallon are equal to management’s forecast in 2006 through 2009. We kept the cost per gallon constant from 2009 through 2011. The LNG delivery cost per gallon was assumed constant at $0.07 per gallon, the average of management’s forecast.

Expenses

Charles Flinta, Finance Director, stated in an email that he believed a normalized operating expense level was roughly one-half the run rate. We adjusted the forecasted operating expenses as follows. We relied on management’s forecast for 2006. We adjusted 2007 expenses to 75 percent of the level originally projected, representing a savings of 25 percent. We then scaled the operating expense level in 2008 to one-half that originally projected for 2007, with an inflation adjustment of 5 percent. We assumed the expenses would grow 5 percent annually through 2011.

As such, we utilized the adjusted projections in our forecast, shown in Exhibit 5, to our discounted cash flow method, as discussed below.

Valuation

In our valuation of Apollo LNG, we applied the internal transaction method and a discounted cash flow analysis to determine the value of operations in the Company.

Guideline Company Method

Apollo LNG operates in the alternative energy industry. As such, we conducted Capital IQ searches for biodiesel, biofuel, LNG, and ethanol producing companies and compared the Company them to the following seven guideline companies: EPG, FSYS, GPRE, PEIX, RTK, VSE, and XNL. We also included Apollo Resources (AOOR) and EBOF in our guideline companies. Also through Capital IQ, we obtained consensus estimates for each of the guideline companies to calculate forward multiples of MVIC-to-revenue (cash-free), MVIC-to-EBITDA (cash-free), and price-to-earnings, as shown in Exhibit 6. The guideline companies, like Apollo LNG, were not profitable at the Valuation Date. The estimates of future profitability were several years in the future and represented substantial changes from the current period.  Therefore, we considered the application of the multiples to be unreliable in the determination of value. Accordingly, we did not rely on the guideline company method.

Discounted Cash Flow Method

Discount Rate Selection

The range of required returns in venture capital based studies is presented in the following table.

		Scherlis	Babson	HVA Study (4)
		and	College	Actual
Stage of Development	Plummer (1)	Sahlman (2)	Mass (3)	Returns
“Seed” and Start-up	50% - 70%	50% - 70%	60%-80%	100% - 125%
First Stage or “Early Development”	40% - 60%	40% - 60%	50%	60%
Second Stage or “Expansion”	35% - 50%	30% - 50%	40%	50%
Bridge/IPO	25% - 35%	20% - 35%	25% - 30%	30% - 40%

(1) Plummer, James L., “QED Report on Venture Capital Financial Analysis” (Palo Alto: QED Research, Inc., 1987).

(2) Scherlis, Daniel R. and William A. Sahlman. “A Method for Valuing High-Risk, Long Term, Investments: The “Venture Capital Method” (Boston: Harvard Business School Publishing, 1989).

(3) William Rygrave, Babson College Mass., as quoted in the Expert’s Report by Pricewaterhouse Coopers, Aotea Bio Limited Prospectus and Investment Statement, 14 November 2002.

(4) Houlihan Valuation Advisors and Venture One study on pricing of venture capital investments in Technology and Life Sciences Companies in the United States, January 1993 to June 1996.

We considered the risks to Apollo LNG relative to the companies observed in the studies. The Company’s cash flow risk is solely related to execution of the business plan. Apollo LNG has an established product and customer base. The Company intends to hedge commodity risk, limiting their exposure to fluctuations in natural gas prices. Accordingly, we concluded that Apollo LNG would be more likely to obtain capital through bridge financing or debt, which we verified through discussions with management. Companies in a similar stage of development (bridge/IPO) to Apollo LNG require rates of return between 20 and 40 percent. Since Apollo LNG forecasts positive earnings by 2010 and will mature by the end of the forecast period, the Company would be on the lower end of the risk profile. Based on the factors mentioned above, we selected a discount rate of 20 percent.

Terminal Multiple Selection

Since Apollo LNG operates in the alternative energy industry, we concluded that at the terminal period in 2011, potential buyers include oil and gas refiners. Therefore, we performed a Capital IQ search for oil and gas refiners, excluding companies engaged in oil and gas exploration and development. Based on the results, we concluded that ALJ, DK, HOC, LYO, SUN, TSO, VLO, WNR, XTXI were all refiners that would most likely be a potential buyer of Apollo LNG, summarized in Exhibit 7. Accordingly, based on the latest twelve month revenue and EBITDA for each of these companies, we calculated MVIC-to-EBITDA (cash-free) and MVIC-to-revenue

(cash-free) multiples. Since Apollo LNG expects much higher profit margins than standard oil and gas refiners, we did not rely on MVIC-to-revenue multiples. Instead, we relied on an MVIC-to-EBITDA multiple based on the selected companies to arrive at a multiple for the terminal cash flow of Apollo LNG. Although the selected companies had a median terminal multiple of 5.0 times, we performed a historical analysis of each company’s historical MVIC-to-EBITDA (cash-free) multiples for the previous five years. After excluding two outliers, LYO and XTXI, the average MVIC-to-EBITDA (cash-free) was 6.2 times, as shown in Exhibit 8.  Since growth potential for alternative fuels is higher for Apollo LNG in the future than for standard oil and gas refiners, we selected a 7.0 times EBITDA for our terminal multiple.

Conclusion

Based on the management provided forecasts, terminal multiple analysis, discount rate analysis,  and our extension of the forecast through 2011 for Apollo LNG, we performed a discounted cash flow analysis to determine the MVIC. We applied a 7.0 times EBITDA to determine the terminal period cash flow and discounted all cash flows at the aforementioned 20 percent discount rate. We concluded a value of $33,100,000 (rounded) for the value of Apollo LNG based on the discounted cash flow method, as shown in Exhibit 9. This value includes the nonoperating assets.

Sensitivity Analysis

We conducted a Monte Carlo simulation to test the sensitivity to the value of the assumptions within the forecast. We elected to vary two variables: commodity profit per gallon and operating expenses. For each variable, we applied a triangular distribution. For the commodity profit per gallon, we sensitized the value plus or minus $0.02. For the expenses, we considered the relative levels of operating expenses as shown below. The percentages reflect the percent of 2007 original forecasted operating expenses, grown at a 5 percent inflation rate.

	2007	2008	2009	2010	2011
Low	50.0%	40.0%	35.0%	35.0%	35.0%
Expected	75.0%	50.0%	50.0%	50.0%	50.0%
Max	100.0%	75.0%	60.0%	60.0%	60.0%

We considered the best case scenario in 2007 to be 50 percent of the originally forecast expenses. As a worst case scenario, operating expenses would equal the original forecast. As stated previously, management anticipated 50 percent cost savings over the original forecast, with a maximum savings of two-thirds. We tightened the range of variability later in the forecast.

The Monte Carlo analysis yielded an expected value of $33,300,000 with a standard deviation of $1,700. The values ranged from $27,500,000 to $39,300,000, as shown in Exhibit 10.

Internal Transaction Method

On November 30, 2005, Apollo LNG was formed by its parent company, Apollo Resources. As such, it was a wholly owned subsidiary as of the formation date of the Company. The transaction which resulted in the formation of the Company was structured as indicated in management provided transaction materials as follows:

•                  Apollo LNG purchased all stock of TxHLDM, Inc. for a consideration of a $6 million note and $4.5 million in cash, totaling $10.5 million.

•                  Apollo LNG purchased 100 percent of the member units of Applied LNG Technologies U.S.A., L.L.C. for 25 million preferred shares in Apollo LNG (12.5 million shares of Preferred Series A and 12.5 million shares of preferred Series B). As the shares were $1.00 per share par value, the total consideration paid was $25 million.

Conclusion

Thus, indicated by the total assets on Apollo LNG’s opening balance sheet based on these transactions which formed the Company, we concluded a value of $39,300,000 for the value of Apollo LNG (MVIC), including nonoperating assets of $3,837,700, as shown in Exhibit 11. Due to the proximity of this transaction to our Valuation Date, we considered this transaction to be reasonably representative of the value of Apollo LNG.

Correlation

The results of the valuation techniques applied to Apollo LNG are as follows:

Discounted cash flow method	$33,100,000
Internal transaction method	$39,300,000

The discounted cash flow method considered the expected cash flows of Apollo LNG, decrease in revenues expected from low natural gas prices, and expected excise tax benefit. The internal transaction method took into account that the Company was formed less than a year before the Valuation Date; therefore, we deemed it to be representative of the current value of Apollo LNG.  Accordingly, we gave both methods equal weight.

The weighting of the market and income approaches leading to a single value indication is shown in Exhibit 12.

Conclusion

Based upon the facts and assumptions presented above, we concluded an MVIC value of $36,000,000 (rounded) for Apollo LNG.

Consideration Paid for Apollo LNG

EBOF plans to pay for Apollo LNG in shares of EBOF common stock. Although EBOF shares are publicly traded, we considered the potential for the stock received by Apollo Resources to be worth less than the trading price. Additionally, we noted that Apollo Resources already owns over 63 percent of EBOF.

Transaction

The Share Exchange Agreements stipulate that ARI will receive 9,422,111 shares of EBI common stock in exchange for ARI’s shares of ALNG common stock (25,000,000 shares) and other shareholders receive 9,422,111 shares of EBI common stock in exchange for 24,019,608 shares of ALNG common stock. As a result of the Transaction, ALNG will become a wholly-owned subsidiary of EBI.

To determine the common shares to be exchanged, EBI subtracted the debt of $6,000,000 owed to First Capital Corporation and divided the remaining $30,000,000 of value by EBI’s closing stock price on November 14, 2006 ($1.99) less a restricted stock discount of 20 percent. The remaining debt of $5,000,000 owed to Ken Kelly by Apollo LNG will be exchanging that unsecured note with Apollo Resources for shares of its common stock.

Discount to EBOF Stock

We recognize that there are trading restrictions on the EBOF stock and the number of shares to be transferred will represent a significant percentage of the outstanding shares of EBOF.  Accordingly, we conducted research regarding discounts on restricted stock sales, as discussed below.

Restricted Stock

According to SEC guidance in Accounting Series Release (“ASR”) No. 113, the fair value of restricted securities depends on their inherent worth, without regard to the restricted feature,  adjusted for any diminution in value resulting from the restrictive feature. Further, additional guidance noted by the FASB in its April 2003 board meeting indicated that consideration of the fair value and volatility of an unrestricted unit of the same security, the nature and duration of the restriction, and the risk-free interest rate should be considered in determining the fair value of restricted securities. In following the guidance in ASR No. 113 and by the FASB board in our analysis of the restricted stock, we analyzed restricted stock transactions, specifically those within various restricted stock studies, to identify characteristics similar those of the EBOF restricted stock and the affects of those characteristics on the magnitude of discounts relative to the publicly traded value of identical, unrestricted shares. Our consideration focused on the specific characteristics of the EBOF restricted stock.

We utilized studies of restricted stock sales in conjunction with the specific factors related to the restricted EBOF shares to estimate an appropriate discount.

Empirical Restricted Stock Research

We considered the major studies relating to sales of restricted stock that will be readily marketable within 24 months (these studies preceded reduction of the required holding period to 12 months) and, therefore, provide liquidity to potential investors. The restricted stocks analyzed in these studies would be fully marketable at the end of two years. The first study occurred in 1971 when the SEC issued its Institutional Investor study Report, H.R. Doc. 92-64 (Vol. 5), 92d.  Cong., 1st Sess. This study was based on more than 300 private transactions of the restricted stock of corporations that had shares of the same class of stock, which were publicly-traded.

SEC Institutional Investor Study

The SEC Institutional Investor Study is one of the most extensive studies conducted on the topic of restricted securities. This research project provides some guidance for measuring the discount, based on the actual experience of the marketplace. For the period surveyed (January 1, 1966 through June 30, 1969), the discount allowed for restricted securities from the trading price of the corresponding unrestricted securities was generally related to the following four factors:  earnings patterns, sales, market exchange, and resale agreement provisions. The stock of a company with volatile earnings and sales, traded on the OTC market and without resale agreement provisions, will require a larger restricted stock discount than the stock of a company with stable earnings and sales traded on the NYSE and with resale agreement provisions.  According to the SEC study, the restricted stocks analyzed sold at a mean average discount of 25.8 percent to the same unrestricted securities. The study also found that the median discount for restricted stock of over-the-counter, nonreporting companies was between 30.1 percent and 40 percent.

The SEC study was endorsed by the Internal Revenue Service in Revenue Ruling 77-287.

Other Restricted Stock Studies

Milton Gelman (“Gelman”) analyzed 89 transactions from 1968 to 1970 of the prices paid for restricted shares by four closed-end investment companies. This study indicated the median restricted security discount was 33 percent, with over 60 percent of the transactions having discounts greater than 30 percent.(1)

Robert Moroney (“Moroney”), considered 10 registered investment companies that held a total of 146 blocks of restricted equity securities. The study determined the companies’ original cash purchase discounts averaged 35.6 percent, and the median discount was 33.0 percent compared with the prices of securities of the same issuers that were not restricted.(2)

A study by Michael Maher (“Maher”) focused on reports filed with the SEC by four mutual fund companies for 1969 through 1973, with respect to restricted common stock purchased by them.  The study concluded that the stocks’ mean discount was 35.4 percent.(3) Discounts were derived by comparing the funds’ costs for the stock to market values of equivalent unrestricted securities.

Robert Trout (“Trout”) reviewed 60 restricted stock purchases by mutual funds from 1968 to 1972. The study indicated the discount averaged 33.4 percent from the freely traded price.  Trout also concluded that stocks listed on national exchanges had lower discounts on restricted stock transactions than did companies with stock traded OTC.(4)

Standard Research Consultants employees, Bill Pittock and Charlie Stryker, analyzed private placements of restricted common stock from 1978 to 1982. The median discount of the 28 private placements studied approximated 45.0 percent. The study also indicated the size of the

(1) Gelman, Milton, “An Economist-Financial Analyst’s Approach to Valuing Stock in a Closely-Held Company,” Journal of Taxation, June 1972, pp. 353.

(2) Moroney, Robert E., “Most Courts Overvalue Closely-Held Stocks,” Taxes, March 1973, pp. 144-55.

(3) Maher, J. Michael, “Discounts for Lack of Marketability for Closely-Held Business Interests, “ Taxes, September 1976,
pp. 562-71.

(4) Trout, Robert R., “Estimation of the Discount Associated with the Transfer of Restricted Securities,” Taxes, June 1977,
pp. 381-85.

discount was affected by the revenue size of the issuing company, with smaller issuers tending to have larger discounts.(5)

Willamette Management Associates (“Willamette”) analyzed private placements of restricted stocks from January 1, 1981, to May 31, 1984. The study identified 33 transactions that could be classified as arm’s length. The median discount for the restricted stocks compared with otherwise identical unrestricted shares was 31.2 percent. The slightly lower than average percentage discounts for private placements during this time may be attributable to the somewhat depressed pricing in the public stock market, which, in turn, reflected the recessionary economic conditions prevalent during most of the period of the study.(6)

William Silber (“Silber”) studied 69 transactions involving 310 private placements of publicly traded common stock occurring without warrants or other special provisions from 1981 to 1988.  Silber concluded the discount average of 33.7 percent for the restricted stocks when compared with otherwise identical unrestricted shares.(7)

In a study by FMV Opinions, Inc. (“FMV”), Lance Hall and Timothy Polacek reviewed over 100 restricted stock transactions occurring between 1979 and early 1992. They concluded an average discount of 23.0 percent.(8)

In a recent updated study, referred to in Shannon Pratt’s Business Valuation Update (September 2003), FMV analyzed 182 restricted stock transactions occurring between 1997 and 2000. It was thought that these transactions would display a lower discount for lack of marketability because they transpired after the SEC Rule 144 holding period was changed from two years to one year.  However, for the shorter and theoretically more liquid, one-year holding period the median discount was higher at 25.9 percent. FMV determined from their studies that there was a

(5) Pittock, William F., and Charles H. Stryker, “Revenue Ruling 77-276 Revisited,” SRC Quarterly Reports, Spring 1983, pp. 1-3.

(6) Pratt, Shannon P., Robert F. Reilly, and Robert P. Schweihs, Valuing a Business, The Analysis and Appraisal of Closely-Held Companies, (New York: McGraw Hill, 2000), pp. 400.

(7) Silber, William L., “Discounts on Restricted Stock: The Impact of Illiquidity on Stock Prices,” Financial Analysis Journal, July-August 1991, pp. 38-44.

(8) Hall, Lance S., and Timothy C. Polacek, “Strategies for Obtaining the Largest Valuation Discounts,” Estate Planning, January/February 1994, pp. 38-44.

correlation between the marketability discount and market value, total assets, revenues, undiscounted price per share and volatility of the underlying asset price. FMV concluded that the primary determinant of the discount for lack of marketability was the volatility of the underlying asset price. Based on the two data series (one-year holding period versus two-year holding period), the difference in volatility was dramatic. The median volatility under the two-year holding period was 68.4 percent, while the median for the one-year holding period was 93.8 percent. FMV stated “All things being equal, an investor would demand a higher discount for lack of marketability for an illiquid asset with higher volatility.”

Bruce Johnson examined 72 restricted stock transactions in “Restricted Stock Discounts, 1991-1995,” Vol. 5, No. 3, Business Valuation Update (1999). The overall discount concluded in the Johnson study was 20 percent. Excluding banks and real estate investment trusts, which comprised approximately 10 percent of the transactions, the discount averaged 22 percent.

Summary of Restricted Stock Studies

The results of the restricted stock studies are summarized below:

Study	Median Discount
Institutional Investor Study	25.8%
Gelman	33.0%
Moroney	33.0%
Maher	35.4%
Trout	33.4%
Pittcock and Stryker	45.0%
Willamette	31.2%
Silber	33.7%
Hall and Polacek	23.0%
Johnson	20.0%
Average Discount	31.4%

These studies concluded empirically that a discount for lack of marketability exists due to transfer restrictions. All the studies have historically concluded a mean discount for lack of marketability of 20 to 35 percent with an average of 31.4 percent. However, effective April 29, 1997, the SEC changed the rule regarding the holding period for restricted stock to one year.  Still, insiders will generally have to dribble out their shares in order to achieve liquidity.

Estimation of Upper Limit of Discount Using a Put Option

The price of a put option with an exercise price equal to the Average Closing Price of the EBOF stock provides a theoretical upper limit to the discount for lack of marketability related to the restricted stock.(9) We used the Black-Scholes option-pricing model to determine the fair value of a put option on EBOF stock. The Black-Scholes option-pricing model is commonly used by professional investors for buying and selling options. This model was designed to calculate the value of a put or call option over a specified time. Fischer Black and Myron Scholes developed their option-pricing model under the following assumptions: (1) asset prices adjust to prevent arbitrage, (2) stock prices change continuously, and (3) stock returns follow a log-normal distribution. The model assumes that the interest rate and the volatility of the stock remain constant over the life of the option. The model consists of six variables: (1) market price of the underlying security, (2) exercise price, (3) risk-free rate, (4) time to expiration, (5) variance (volatility), and (6) continuous dividend yield. All the variables are on an annualized basis. The Black-Scholes formulas for calls and puts are as follows:

(9) Longstaff, Francis A., “How Much Can Marketability Affect Security Values”, Journal of Finance, Vol. L, No. 5, December 1995.

Call option	=

Put option	=

Where:

S	=	Underlying stock price at valuation date

X	=	Exercise price

q	=	Dividend yield (annual dividends paid ÷ price)

e	=	Natural log base, a constant which equals approximately 2.71828

r	=	Risk-free rate

T	=	Time to expiration in years

N( )	=	Cumulative normal distribution function (1)

d1	=

d2	=

ln	=	Natural log

	=	Continuously compounded annualized variance

	=	Continuously compounded annualized standard deviation (volatility)

(1)N(d) is the probability that a normally distributed random variable x, with a zero mean and a standard deviation of 1.0, will be less than or equal to d. N(d1) in the Black Scholes formula is the option delta.  Thus, the formula tells us that the value of a call is equal to an investment of N(d1) in the common stock less borrowing of Xe-r (T-t)N(d2).

Volatility

Volatility is a measure of the amount by which a price has fluctuated (historical volatility) or is expected to fluctuate (expected volatility) during a period. The volatility of a stock is the standard deviation of the continuously compounded rates of return on the stock over a specified period. That is the same as the standard deviation of the differences in the natural logarithms of the stock prices plus dividends, if any, over the period. The higher the volatility, the more the returns on the stock can be expected to vary—up or down. Volatility is typically expressed in annualized terms that are comparable regardless of the time period used in the calculation, for example, daily, weekly, or monthly price observations.

We estimated the stock price volatility that an investor would anticipate for EBOF based on the historic price volatility of EBOF. Based on our analysis of the historical price volatility of EBOF, we concluded that the appropriate volatility estimate would be 65 percent.

Application of the Black-Scholes Option Pricing Model

We used the Black-Scholes Model to calculate the value of a put option on a share of EBOF stock that could be used to hedge the risk of downward movement until the shares could be sold.  The risk-free interest rates utilized was the one year Treasury note. This generally matched the expected holding period under Rule 144 for the underlying shares. We used the November 14, 2006 Closing Price of $1.99 previously derived as the market price to input into the Black-Scholes Model. The indicated range of fair values for the put option was from $0.32 to $0.46  (both rounded), representing an implied discount ranging from 22 percent to 33 percent, which we view would represent the upper limit on the inherent discount applicable to the EBOF restricted shares given as consideration.

Private Placement

Another potential indication of the discount for the restricted stock price is based on the price of a private placement of the restricted stock. A private placement could provide a method of generating liquidity in the restricted stock prior to the end of the Rule 144 holding period. In a study of 619 private placements of public equity occurring from 1980 to 1996 described in the paper, “Long-run Performance Following Private Placements of Equity”, by Michael Hertzel, Michael Lemmon, James S. Linck, and Lynn Rees, a mean discount of 16.5 percent and median discount of 13.4 percent were observed. The subject transactions in this study had a mean dollar proceeds of $12.7 million and a median dollar proceeds of $4.5 million. The equity issued represented a mean of 21.2 percent of the total shares outstanding with a median of 13.9 percent.  In comparison, the EBOF restricted stock issued would represent a smaller block of shares, thus arguing for a smaller discount than those observed in the study.

Additionally, as a result of discussions with an investment banking contact from Bear Stearns, we were informed that public offerings generally come at approximately a 5 to 6 percent discount for registered shares in an organized sales process, and that private investment in public equity (“PIPE”) transactions are currently completed with discounts approximating 15 percent.  Shares sold in PIPE transactions are generally required to be registered by the issuer within a few months after sale.

Secondary Public Offering Method

A secondary offering is a registered offering made by a current shareholder of a large block of a security which has been previously issued to the public. Under normal conditions, the proceeds of the sale go to the holder of the block sold by the current shareholder, not the issuing company, and the number of shares outstanding does not change. The factors that need to be considered under a secondary offering are a Rule 144 discount, investment banking fees and commissions, and the cost of registration.

We assumed that in order to maximize the value of the shares, the Company would choose to dispose of them at the earliest date possible. Thus, a dribble-out discount would not apply.  However, the shares would be subject to the following discounts under the secondary public offering method.

Investment Banking Commission and Underwriting Fees

A secondary offering of the shares requires registering the shares and conducting a public offering. Scott McNeill, an investment banker in the Dallas office of Raymond James Financial, Inc., indicated that typical investment banking commissions range between 5.0 and 6.0 percent of the net proceeds. Thus, we concluded an appropriate investment banking commission and underwriting fee cost of between 5.0 and 6.0 percent of the total value of the sale.

Other Registration Costs

We also assumed that in connection with a secondary offering, the Company would incur other costs such as legal fees. We estimated that these costs would range between 0 and 2 percent of the total value of the transaction.

Blockage Discount

The market price quoted for EBOF’s common stock is for a single unit. Due to the size difference between the average weekly trading volume and the number of common shares, a discount from the market price is required to reflect the market’s reaction to the excess shares. It is therefore appropriate to consider a blockage discount above and beyond the discount for lack of marketability previously described. According to The Handbook of Advanced Business Valuation,

“A blockage discount is a deduction from the actively traded price of a stock because the block of stock to be valued is so large relative to the volume of actual sales on the existing market that the block could not be liquidated within a reasonable time without depressing the market price…Sales of small blocks of stocks do not provide conclusive evidence regarding the discount for a large block of the same stock.”(10)

(10) Robert F. Reilly and Robert P. Schweihs, eds. The Handbook of Advanced Business Valuation, (New York: McGraw-Hill, 2000, pp. 140).

Appraisers must consider possible alternative disposition venues for the subject block and determine which procedure would be most feasible to dispose of the stock over a reasonable time period. Options include: (a) secondary distribution; (b) special offering; (c) exchange distributions; (d) private placement; and (e) sales made in smaller lots over a reasonable period of time.

To estimate the appropriate blockage discount, our analysis considered the following:

•                  Empirical research on block trades;

•                  Prior IRS rulings on blockage discounts;

•                  Characteristics of the Company’s historical trading patterns and earnings; and

Empirical Research and Court Cases

Our blockage discount analysis recognized professional studies regarding the relationship and correlation between the price per unit of a large block trade and the price per unit of a small lot trade. We researched articles and other written reports on restricted securities and block trades.  From this research, we compiled relevant and related articles and reports analyzing the applicability of a blockage discount for large blocks of stock. Empirical research indicated block trades have a tendency to trade at a lower price from the previous transaction price than smaller blocks of similar securities. Large blocks tend to upset the normal supply/demand relationship for a particular stock by imposing an excess supply on the market, resulting in downward price pressure and a change in price to a new lower price until the block is absorbed. These research papers provide: (1) the theoretical reasons how and why the price per share of a block trade is different from the price per share of a small lot transaction; and (2) provide research support that indicates the price per share of large block trades of common stock related to the transaction price of a small lot trade.

One article points out that, “…the adverse effects of ‘blockage’ on a stock’s marketability and thus on its fair market value can be tremendous…decided tax court cases have routinely reached

30 to 35 percent discounts from market price.”(11) The following chart summarizes several relevant cases in which blockage discounts were awarded by the court.(12)

		Size of Block	Applicable
		Relative to Total	Discount Allowed
Tax Court Case(13)	Year	Shares Outstanding	by Court
Estate of Foote	1999	2.2%	3.3%
Estate of Harriet R. Mellinger	1999	27.9%	25.0%
Estate of Saul R. Gilford	1987	22.9%	33.0%
William O. Adair	1987	2.1%	5.0%
Prentice I. Robinson	1985	3.2%	18.0%
Rifkind vs. U.S.	1984	2.0%	20.0%
Saul P. Steinberg	1983	6.1%	27.5%
Estate of Frederick P. Stratton	1982	0.8%	25.0%
Estate of Sophia Brownell	1982	5.2%	33.3%
Louis B. Gresham	1982	<1.0%	33.3%
Eastern Service Corporation	1980	<1.0%	75.0%
The Estate of Bernard T. Kessler	1978	5.7%	48.3%
Harold F. Stroupe	1978	<1.0%	40.0-43.5%
Melvin Roth	1977	<1.0%	60.0%
John S. Bolles	1977	<1.0%	45.0%
Bernard Miller	1975	3.0%	50.0%

It is important to note that the larger proportionate size of a block did not necessarily translate into a larger discount for that block. Additionally, we recognized that some of the court cases noted in the previous table may take into account both blockage and marketability discounts.  Alternatively, The Handbook of Advanced Business Valuation estimates that pure blockage discounts fall within a range of 0 to 15 percent.(14) Another common practice, according to Dr.

(11) Moore, Philip W. “‘Blockage’ Redux: The Challenge Posed by Blockage,“ Trusts and Estates” (February 1992, pp. 36).

(12) We did not rely on these court cases as a means of developing or substantiating our discount. Rather, we considered these cases as supporting evidence that the courts have historically recognized the concepts and that the application of discounts is appropriate. We reviewed the facts and circumstances of each case as well as the blockage discount concluded, and then considered the range for blockage discounts that the courts have allowed.

(13) The Gilford, Adair, Robinson, Gresham, Eastern Service, Kessler, and Roth cases all represented blocks of stock traded on an OTC market but some of allowed discounts represented both blockage and restriction discounts.

(14) Robert F. Reilly and Robert P. Schweihs, eds. The Handbook of Advanced Business Valuation, (New York: McGraw-Hill, 2000, pp. 142).

Brian Becker and Gary Gutzler, is to, “…take a 5 to 15 percent blockage discount off of blocks of publicly-traded stocks that are 10 or more times the size of the stock’s typical daily volume.”(15)

Specific Characteristics of EBOF

Mr. Moore’s article, “Blockage Redux: The Challenge Posed by Blockage,” Trusts and Estates (February 1992) sets forth relevant factors in concluding blockage discounts. We considered this methodology in our analysis and investigated the following characteristics of the underlying company and shares to be disposed.

1)                   Percentage of shares represented by the subject block relative to the number of shares outstanding;

2)                   The share size of the subject block relative to the daily, weekly, quarterly, and annual volume of the shares of the subject stock;

3)                   The volatility of the price of the subject stock and the actual price changes in the stock under recent and preceding market conditions;

4)                   The size of the trading “float” of the stock, relative to the number of shares outstanding;

5)                   The effect of the subject block on the market, specifically, how much daily volume could be increased without affecting price and how long it would take to dribble out the stock into the market;

6)                   Whether the stock trades on a recognized national stock exchange, on Nasdaq, over-the-counter, or on a regional exchange;

7)                   The relative market price performance of the stock as compared to that of comparable companies;

8)                   The extrapolated dollar value of the total block at market or discounted price;

9)                   The trend of the price and financial performance of the subject company as compared with industry and general market equity yields;

10)             The dividend yield (and dividend policy) of the subject company as compared to standard dividend yields;

11)             The outlook for the company, its industry, and the national and regional economy;

(15) Gutzler, Gary and Becker, Brian. “Should a Blockage Discount Apply? Perspectives of Both a Hypothetical Willing Buyer and a Hypothetical Willing Seller,” (Business Valuation Review, March 2000).

12)             The existence of recent large block trades or major secondary offerings of the subject stock or the guideline companies;

13)             The existence of significant news that may have affected stock price behavior of the subject company;

14)             The total number of shareholders of the company and type of shareholders (i.e., number of institutional investors and their proportion of ownership);

15)             Any specific features or attributions of the stock (e.g., voting/nonvoting, classes);

16)             Whether there are resale restrictions on the block of stock;

17)             Analyst coverage and recent changes in investment recommendations; and

18)             Number of market makers for the subject company.(16)

Large Block Transactions of Shares of EBOF

Revenue Ruling 77-287 guidelines require an analysis of the subject company’s stock price and volume 30 days prior to the Valuation Date. Our analysis of the price/volume relationship exceeded the guidelines of Revenue Ruling 77-287. Specifically, we analyzed daily data from S&P 500 from November 14, 2005 (excluding the IPO) to the Valuation Date to identify large block trades. We analyzed large block transactions to determine the historical sensitivity of EBOF’s unit price to volume traded.

The days of high trading volume showed no consistent declines in unit price from the prior days or from the trading price three days prior to the large block activity day. We reviewed the block trades from November 14, 2005 to the Valuation Date and could not find any significantly large transactions. The highest activity day, other than the IPO, was 147,330 shares (the “Block”), only 1.0 percent of the total amount of the common shares to be disposed under a private placement. The stock price paid for the Block represented a 20 percent premium from the prior day’s trading price and a 50 percent premium from the stock price three-days prior to the trade of the Block. The 10 most voluminous trading days resulted in median premiums from the previous day’s trading price and the three-days prior to the trade of a 1.9 and 23.4 percent, respectively.

(16) Some of these characteristics can also be found in The Handbook of Advanced Business Valuation, (New York: McGraw-Hill, 2000, pp. 144) by Robert F. Reilly and Robert P. Schweihs, eds.

Thus, we determined that large block trades do not appear to have a significant depressing effect on the prevailing unit price for EBOF.

However, the trading activity covered blocks smaller than that of the common shares. In general, the larger the block, the higher the discount applied to the block. The size of the block of the common shares is considerably larger than any block analyzed. In addition, the days of high trading volume that we analyzed represent investors buying shares rather than selling; thus, they the majority result in premiums. Therefore, we concluded there would be a larger blockage discount applicable to the common shares.

Summary on Blockage

The common shares were significantly larger than the average daily volume over the four weeks prior to the Valuation Date. Due to the significant difference between the largest trade of EBOF’s publicly-traded shares and the number of shares to be exchanged, we concluded our discount would be appropriate for the following reasons:

1.                    Research articles indicated the appropriateness for a blockage discount when estimating the value of large blocks of publicly-traded securities. The appropriate range of discounts was wide and should be based on the size of the Common Units relative to the normal trading volume of the subject security.

2.                    The shares to be exchanged 18,844,222 represented 8.1 percent of total common shares outstanding and approximately 624 times the average daily trading volume (30,176 shares)  based on the four weeks (20 trading days) preceding the Valuation Date.

3.                    Court cases indicated the appropriate blockage discount was dependent upon the size of the Common Units in relation to the normal daily volume, float, total outstanding units, and the trading activity of the stock.

Conclusion

Because Apollo Resources owns 63 percent of EBOF, we concluded the most likely sale of stock would be through a secondary offering. Accordingly, we concluded a restricted stock discount of 20 percent for the EBOF common stock to be exchanged. Applying this discount to the $1.99  market price of the EBOF stock as of November 14, 2006, we concluded an exchange price per share of $1.59. Based on this exchange price per share, we concluded an amount of 18,844,222  shares to be exchanged, as shown in Exhibit 12.

Based on the number of outstanding shares, Apollo Resources would acquire an additional 8.1 percent interest in EBOF.

Valuation of Earth Biofuels

Overview of the Company

EBOF engages in the production, distribution, and marketing of biodiesel fuel for sale through their network of wholesale and retail outlets and is headquartered in Dallas, Texas. The Company utilizes vegetable oils such as soy and canola oil as raw material for the production of biodiesel fuel. EBOF focuses their business in the southern region of the United States, including Texas, Oklahoma, Mississippi, and Arkansas. Also, the company is expanding their market in alternative fuels, specifically ethanol, through acquisition.

Analysis of Forecast

Management provided a monthly income statement and balance sheet forecast through 2009.  The Company expects to increase revenues to $1,349,072,100 by 2009. Management represented that the significant increase in revenues is due to start of production of 9 of the Company’s 11 facilities. Accordingly, gross margin is also expected to increase approximately 32 percent in 2008. In addition, based on the Company’s previous income losses, we calculated a net operating loss benefit to be carried forward in the subsequent years. As the forecast provided was through 2009, we extended it to 2011 based on management’s estimates of future profitability. We deemed the forecast to be reasonable based on management’s expectations of rapid expansion and the growth potential of the alternative energy industry.

Valuation

In our valuation of EBOF, we applied the discounted cash flow analysis to determine the market value of equity in the Company.

Guideline Company Method

EBOF operates in the alternative energy industry. As such, we conducted Capital IQ searches for biodiesel, biofuel, LNG, and ethanol producing companies and compared the Company them to the following seven guideline companies: EPG, FSYS, GPRE, PEIX, RTK, VSE, and XNL.  We included Apollo Resources (AOOR) and EBOF (EBOF) in our guideline companies. Also through Capital IQ, we obtained consensus estimates for each of the guideline companies to calculate forward multiples of MVIC-to-revenue (cash-free), MVIC-to-EBITDA (cash-free), and price-to-earnings, as shown in Exhibit 6. The guideline companies, like EBOF, were not profitable at the Valuation Date. The estimates of future profitability were several years in the future and represented substantial changes from the current period. Therefore, we considered the application of the multiples to be unreliable in the determination of value. Accordingly, we did not rely on the guideline company method.

Discounted Cash Flow Method

Terminal Multiple Selection

Since EBOF operates in the alternative energy industry, we concluded that at the terminal period in 2011, potential buyers include oil and gas refiners. Therefore, we performed a Capital IQ search for oil and gas refiners, excluding companies engaged in oil and gas exploration and development. Based on the results, we concluded that ALJ, DK, HOC, LYO, SUN, TSO, VLO, WNR, XTXI were all refiners that would most likely be a potential buyer of Apollo LNG, summarized in Exhibit 7. Accordingly, based on the latest twelve month revenue and EBITDA for each of these companies, we formed MVIC-to-EBITDA (cash-free) and MVIC-to-revenue (cash-free) multiples. Since Apollo LNG expects much higher profit margins than standard oil and gas refiners, we did not rely on MVIC-to-revenue multiples. Instead, we relied on an MVIC-to-EBITDA multiple based on the selected companies to arrive at a multiple for the terminal cash flow of Apollo LNG. Although the selected companies had a median terminal multiple of 5.0 times, we performed a historical analysis of each company’s historical MVIC-to-EBITDA (cash-free) multiples for the previous five years. After excluding two outliers, LYO and XTXI, the average MVIC-to-EBITDA (cash-free) was 6.2 times, as shown in Exhibit 8.  Accordingly, we selected a 6.0 times EBITDA for our terminal multiple.

Discount Rate Selection

Since EBOF is publicly traded and there is no reason to believe that there is unequal information to cause the market to be overvaluing or undervaluing the stock, we determined the company’s current market capitalization as fairly representative of their equity value. Near the valuation date, EBOF had a 20 day average market capitalization of approximately $454 million, as calculated in Exhibit 16. As such, we estimated an appropriate discount rate which would roughly reflect the total equity value of the EBOF equal to the market capitalization to be 35 percent, as shown in Exhibit 17. We compared this rate to the venture capital study discussed previous. As with Apollo LNG, we considered the range of discount rates to be 20 to 40 percent.  Therefore, we considered the implied rate of 35 percent to be reasonable, although at the high end of the range.

Conclusion

Based on the management provided forecasts, terminal multiple analysis, discount rate analysis, we performed a discounted cash flow analysis to determine the market value of equity of EBOF.  Based on our discounted cash flow analysis, we considered the intrinsic value of EBOF to be not less than the current market value.

Appraisers:

Robert K. Conklin, CFA	Douglas K. Rudley, CFA
Vice President	Senior Consultant

Review Appraiser:

Jeff D. Balcombe, CPA/ABV, CFA, ASA
President and CEO

EXHIBITS

Apollo LNG, Inc.

Comparative Summary Balance Sheet

	Fiscal years ended					As of
	September 30,					Jun. 30,
(in thousands of $ unless otherwise noted)	2001	2002	2003	2004	2005	2006

ASSETS
Current assets:
Cash and equivalents	0.0	27.6	237.9	69.5	4,032.3	51.5
Accounts receivable	2,171.3	3,174.0	2,897.8	2,671.9	2,907.1	2,753.1
Inventory	1,030.5	55.5	79.1	76.9	48.5	468.2
Prepaid expenses	0.0	89.2	112.4	74.0	100.9	1,524.7
Accounts receivable, related parties	68.0	638.7	358.6	154.6	248.7	(208.6)
Recovery claims for vendor cover costs	0.0	1,450.6	523.4	0.0	0.0	0.0
Other receivables	30.0	486.0	140.0	0.0	30.0	1.0
Other receivables, related parties	0.0	0.0	23.2	61.4	163.7	0.0
Notes receivable	355.0	0.0	0.0	0.0	1,714.4	25.9
Total current assets	8,857.3	5,921.6	4,372.4	3,108.3	9,245.6	4,615.7

Gross fixed assets	11,876.4	16,538.3	16,783.2	16,849.5	24,911.2	17,598.9
Accumulated depreciation, amortization and depletion	(3,263.8)	(3,328.8)	(4,535.5)	(5,702.3)	(6,684.3)	(6,857.8)
Net fixed assets	8,612.5	13,209.5	12,247.7	11,147.2	18,226.9	10,741.1

Other assets:
Notes receivable	0.0	0.0	21.5	0.0	0.0	0.0
Notes receivable, related parties	0.0	660.2	302.0	1,755.0	9,300.0	3,320.4
Equipment inventory	0.0	814.9	735.1	1,251.8	436.9	0.0
Development projects in process	0.0	2,630.3	1,950.3	1,709.0	0.0	0.0
Deposits - utilities and gas supply	16.0	21.0	1.0	1.0	451.0	451.0
Deferred tax assets, net	0.0	0.0	270.6	454.6	433.5	0.0
Other assets	219.4	202.4	106.9	149.4	92.2	24,767.0
Total other assets	235.4	4,328.9	3,387.4	5,320.8	10,713.5	28,538.4

Total assets	17,705.2	23,459.9	20,007.4	19,576.3	38,186.0	43,895.3

LIABILITIES & EQUITY
Current liabilities:
Accounts payable	2,862.6	4,164.4	3,787.9	3,357.6	3,733.0	903.6
Debt in current liabilities	2,292.7	9,809.8	9,582.6	9,555.6	2,855.8	761.3
Accounts payable, related parties	5,005.0	2,942.9	6,500.7	2,816.5	330.4	0.0
Accrued expenses and other payables	75.5	109.4	291.2	446.4	1,056.7	0.0
Accrued interest, related parties	0.0	0.0	340.8	711.4	290.8	0.0
Unearned revenues	0.0	145.0	5.0	5.0	226.1	0.0
Unearned grant revenues	0.0	356.5	265.9	225.0	0.0	0.0
Bank overdraft	490.0	19.2	46.7	0.0	0.0	0.0
Total current liabilities	10,725.7	17,547.3	20,820.8	17,117.4	8,492.8	1,664.9

Other liabilities:
Long-term debt	11,283.4	9,859.5	8,201.0	11,373.5	5,731.1	12,529.5
Deferred tax liability		38.2				0.0
Total other liabilities	11,283.4	9,897.7	8,201.0	11,373.5	5,731.1	12,529.5

Total liabilities	22,009.1	27,445.0	29,021.8	28,490.9	14,223.9	14,194.4

Minority interest	0.0	0.0	7.5	(5.4)	0.0	0.0

Equity:
Capital stock	0.0	487.9	487.9	487.9	487.9
Preferred stock - Series A	0.0	0.0	0.0	0.0	0.0	12,500.0
Preferred stock - Series B	0.0	0.0	0.0	0.0	0.0	12,500.0
Paid-in capital	0.0	0.0	0.0	0.0	0.0	7,680.0
Retained earnings	(4,303.9)	(4,473.0)	(9,509.9)	(9,397.2)	23,474.2	(2,979.1)
Total equity	(4,303.9)	(3,985.0)	(9,021.9)	(8,909.2)	23,962.2	29,700.9

Total liabilities and equity	17,705.2	23,459.9	20,007.4	19,576.3	38,186.0	43,895.3

Additional data:
Net working capital	(1,868.4)	(11,625.7)	(16,448.5)	(14,009.1)	752.9	2,950.8
Working capital excluding cash and debt	(4,778.2)	(1,843.5)	(7,103.8)	(4,523.1)	(423.6)	3,660.6
Total interest bearing debt	13,576.1	19,669.3	17,783.6	20,929.0	8,586.9	13,290.8
Total invested capital	9,272.1	15,684.3	8,761.7	12,019.8	32,549.1	42,991.7

Sources and Notes:

Financial statements audited by Johnson & Sheldon, P.C.

Differences due to rounding.

Apollo LNG, Inc.

Common Size Comparative Summary Balance Sheet

	Fiscal years ended					As of
	September 30,					Jun. 30,	Average
	2001	2002	2003	2004	2005	2006	2003-2005	2001-2005

ASSETS
Current assets:
Cash and equivalents	0.0%	0.1%	1.2%	0.4%	10.6%	0.1%	4.0%	2.4%
Accounts receivable	12.3%	13.5%	14.5%	13.6%	7.6%	6.3%	11.9%	12.3%
Inventory	5.8%	13.5%	14.5%	0.4%	0.1%	1.1%	5.0%	6.9%
Prepaid expenses	0.0%	0.4%	0.6%	0.4%	0.3%	3.5%	0.4%	0.3%
Accounts receivable, related parties	0.4%	2.7%	1.8%	0.8%	0.7%	(0.5)%	1.1%	1.3%
Recovery claims for vendor cover costs	0.0%	6.2%	2.6%	0.0%	0.0%	0.0%	0.9%	1.8%
Other receivables	0.2%	2.1%	0.7%	0.0%	0.1%	0.0%	0.3%	0.6%
Other receivables, related parties	0.0%	0.0%	0.1%	0.3%	0.4%	0.0%	0.3%	0.2%
Notes receivable	2.0%	0.0%	0.0%	0.0%	4.5%	0.1%	1.5%	1.3%
Total current assets	50.0%	25.2%	21.9%	15.9%	24.2%	10.5%	20.6%	27.4%

Gross fixed assets	67.1%	70.5%	83.9%	86.1%	65.2%	40.1%	78.4%	74.6%
Accumulated depreciation, amortization and depletion	(18.4)%	(14.2)%	(22.7)%	(29.1)%	(17.5)%	(15.6)%	(23.1)%	(20.4)%
Net fixed assets	48.6%	56.3%	61.2%	56.9%	47.7%	24.5%	55.3%	54.2%

Other assets:
Notes receivable	0.0%	0.0%	0.1%	0.0%	0.0%	0.0%	0.0%	0.0%
Notes receivable, related parties	0.0%	2.8%	0.1%	9.0%	24.4%	7.6%	11.1%	7.2%
Equipment inventory	0.0%	3.5%	3.7%	6.4%	1.1%	0.0%	3.7%	2.9%
Development projects in process	0.0%	11.2%	9.7%	8.7%	0.0%	0.0%	6.2%	5.9%
Deposits - utilities and gas supply	0.1%	0.1%	0.0%	0.0%	1.2%	1.0%	0.4%	0.3%
Deferred tax assets, net	0.0%	0.0%	1.4%	2.3%	1.1%	0.0%	1.6%	1.0%
Other assets	1.2%	0.9%	0.5%	0.8%	0.2%	56.4%	0.5%	0.7%
Total other assets	1.3%	18.5%	16.9%	27.2%	28.1%	65.0%	24.1%	18.4%

Total assets	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

LIABILITIES & EQUITY
Current liabilities:
Accounts payable	16.2%	17.8%	18.9%	17.2%	9.8%	2.1%	15.3%	16.0%
Debt in current liabilities	12.9%	41.8%	47.9%	48.8%	7.5%	1.7%	34.7%	31.8%
Accounts payable, related parties	28.3%	12.5%	32.5%	14.4%	0.9%	0.0%	15.9%	17.7%
Accrued expenses and other payables	0.4%	0.5%	1.5%	2.3%	2.8%	0.0%	2.2%	1.5%
Accrued interest, related parties	0.0%	0.0%	1.7%	3.6%	0.8%	0.0%	2.0%	1.2%
Unearned revenues	0.0%	0.6%	0.0%	0.0%	0.6%	0.0%	0.2%	0.3%
Unearned grant revenues	0.0%	1.5%	1.3%	1.1%	0.0%	0.0%	0.8%	0.8%
Bank overdraft	2.8%	0.1%	0.2%	0.0%	0.0%	0.0%	0.1%	0.6%
Total current liabilities	60.6%	74.8%	104.1%	87.4%	22.2%	3.8%	71.2%	69.8%

Other liabilities:
Long-term debt	63.7%	42.0%	41.0%	58.1%	15.0%	28.5%	38.0%	44.0%
Deferred tax liability	0.0%	0.2%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
Total other liabilities	63.7%	42.2%	41.0%	58.1%	15.0%	28.5%	38.0%	44.0%

Total liabilities	124.3%	117.0%	145.1%	145.5%	37.2%	32.3%	109.3%	113.8%

Minority interest	0.0%	0.0%	0.0%	(0.0)%	0.0%	0.0%	0.0%	0.0%

Equity:
Capital stock	0.0%	2.1%	2.4%	2.5%	1.3%	0.0%	2.1%	1.7%
Preferred stock - Series A	0.0%	0.0%	0.0%	0.0%	0.0%	28.5%	0.0%	0.0%
Preferred stock - Series B	0.0%	0.0%	0.0%	0.0%	0.0%	28.5%	0.0%	0.0%
Paid-in capital	0.0%	0.0%	0.0%	0.0%	0.0%	17.5%	0.0%	0.0%
Retained earnings	(24.3)%	(19.1)%	(47.5)%	(48.0)%	61.5%	(6.8)%	(11.4)%	(15.5)%
Total equity	(24.3)%	(17.0)%	(45.1)%	(45.5)%	62.8%	67.7%	(9.3)%	(13.8)%

Total liabilities and equity	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

Additional data:
Net working capital	(10.6)%	(49.6)%	(82.2)%	(71.6)%	2.0%	6.7%	(50.6)%	(42.4)%
Working capital excluding cash and debt	(27.0)%	(7.9)%	(35.5)%	(23.1)%	(1.1)%	8.3%	(19.9)%	(18.9)%
Total interest bearing debt	76.7%	83.8%	88.9%	106.9%	22.5%	30.3%	72.8%	75.8%
Total invested capital	52.4%	66.9%	43.8%	61.4%	85.2%	97.9%	63.5%	61.9%

Apollo LNG, Inc.

Comparative Summary Balance Sheet Growth

	Fiscal years ended				As of
	September 30,				Jun. 30,	CAAGR
	2002	2003	2004	2005	2006	2003-2005	2001-2005

ASSETS
Current assets:
Cash and equivalents	NMF	761.1%	(70.8)%	5702.9%	(98.7)%	311.7%	NMF
Accounts receivable	46.2%	(8.7)%	(7.8)%	8.8%	(5.3)%	0.2%	7.6%
Inventory	208.0%	(8.7)%	(97.3)%	(37.0)%	865.1%	(87.1)%	(53.4)%
Prepaid expenses	NMF	26.1%	(34.2)%	36.4%	1411.4%	(5.3)%	NMF
Accounts receivable, related parties	839.3%	(43.9)%	(56.9)%	60.9%	(183.9)%	(16.7)%	38.3%
Recovery claims for vendor cover costs	NMF	(63.9)%	(100.0)%	NMF	NMF	NMF	NMF
Other receivables	1520.0%	(71.2)%	(100.0)%	NMF	(96.8)%	(53.7)%	0.0%
Other receivables, related parties	NMF	NMF	165.0%	166.7%	(100.0)%	165.8%	NMF
Notes receivable	(100.0)%	NMF	NMF	NMF	(98.5)%	NMF	48.2%
Total current assets	(33.1)%	(26.2)%	(28.9)%	197.5%	(50.1)%	45.4%	1.1%

Gross fixed assets	39.3%	1.5%	0.4%	47.8%	(29.4)%	21.8%	20.3%
Accumulated depreciation, amortization and depletion	2.0%	36.3%	25.7%	17.2%	2.6%	NMF	19.6%
Net fixed assets	53.4%	(7.3)%	(9.0)%	63.5%	(50.6)%	22.0%	20.6%

Other assets:
Notes receivable	NMF	NMF	(100.0)%	NMF	NMF	NMF	NMF
Notes receivable, related parties	NMF	(54.3)%	481.1%	429.9%	(64.3)%	1978.1%	NMF
Equipment inventory	NMF	(9.8)%	70.3%	(65.1)%	(100.0)%	(22.9)%	NMF
Development projects in process	NMF	(25.9)%	(12.4)%	(100.0)%	NMF	NMF	NMF
Deposits - utilities and gas supply	31.2%	(95.1)%	0.0%	44117.6%	0.0%	2002.8%	130.3%
Deferred tax assets, net	NMF	NMF	68.0%	(4.7)%	(100.0)%	26.6%	NMF
Other assets	(7.7)%	(47.2)%	39.7%	(38.3)%	26773.7%	(7.2)%	(19.5)%
Total other assets	1739.0%	(21.7)%	57.1%	101.4%	166.4%	77.8%	159.7%

Total assets	32.5%	(14.7)%	(2.2)%	95.1%	15.0%	38.2%	21.2%

LIABILITIES & EQUITY
Current liabilities:
Accounts payable	45.5%	(9.0)%	(11.4)%	11.2%	(75.8)%	(0.7)%	6.9%
Debt in current liabilities	327.9%	(2.3)%	(0.3)%	(70.1)%	(73.3)%	(45.4)%	5.6%
Accounts payable, related parties	(41.2)%	120.9%	(56.7)%	(88.3)%	(100.0)%	(77.5)%	(49.3)%
Accrued expenses and other payables	44.9%	166.2%	53.3%	136.7%	(100.0)%	90.5%	93.4%
Accrued interest, related parties	NMF	NMF	108.7%	(59.1)%	(100.0)%	(7.6)%	NMF
Unearned revenues	NMF	(96.6)%	0.0%	4421.9%	(100.0)%	572.4%	NMF
Unearned grant revenues	NMF	(25.4)%	(15.4)%	(100.0)%	NMF	NMF	NMF
Bank overdraft	(96.1)%	143.0%	(100.0)%	NMF	NMF	NMF	(100.0)%
Total current liabilities	63.6%	18.7%	(17.8)%	(50.4)%	(80.4)%	(36.1)%	(5.7)%

Other liabilities:
Long-term debt	(12.6)%	(16.8)%	38.7%	(49.6)%	118.6%	(16.4)%	(15.6)%
Deferred tax liability	NMF	(100.0)%	NMF	NMF	NMF	NMF	NMF
Total other liabilities	(12.3)%	(17.1)%	38.7%	(49.6)%	118.6%	(16.4)%	(15.6)%

Total liabilities	24.7%	5.7%	(1.8)%	(50.1)%	(0.2)%	(30.0)%	(10.3)%

Minority interest	NMF	NMF	(171.4)%	NMF	NMF	NMF	NMF

Equity:
Capital stock	NMF	0.0%	0.0%	0.0%	(100.0)%	0.0%	NMF
Preferred stock - Series A	NMF	NMF	NMF	NMF	NMF	NMF	NMF
Preferred stock - Series B	NMF	NMF	NMF	NMF	NMF	NMF	NMF
Paid-in capital	NMF	NMF	NMF	NMF	NMF	NMF	NMF
Retained earnings	NMF	NMF	NMF	NMF	NMF	NMF	NMF
Total equity	NMF	NMF	NMF	NMF	23.9%	NMF	NMF

Total liabilities and equity	32.5%	(14.7)%	(2.2)%	95.1%	15.0%	38.2%	21.2%

Additional data:
Net working capital	NMF	NMF	NMF	NMF	291.9%	NMF	NMF
Working capital excluding cash and debt	NMF	NMF	NMF	NMF	NMF	NMF	NMF
Total interest bearing debt	44.9%	(9.6)%	17.7%	(59.0)%	54.8%	(30.5)%	(10.8)%
Total invested capital	69.2%	(44.1)%	37.2%	170.8%	32.1%	92.7%	36.9%

Apollo LNG, Inc.

Comparative Summary Income Statement

	Fiscal years ended
	September 30,
(in thousands of $ unless otherwise noted)	2001	2002	2003	2004	2005

Total revenue, net	14,671.6	21,397.5	28,202.4	26,055.3	30,522.7

Total cost of goods sold	11,884.8	16,122.0	26,019.9	21,546.1	25,042.9

Gross profit	2,786.8	5,275.5	2,182.5	4,509.3	5,479.8

Operating expenses:
Marketing, selling and administrative expenses	5,003.7	3,001.5	3,104.9	2,879.2	2,724.5
Other operating income (expense)	0.0	1,790.9	919.9	458.6	1,709.2
Total operating expenses	5,003.7	4,792.4	4,024.8	3,337.8	4,433.7

Operating income	(2,216.9)	483.0	(1,842.3)	1,171.5	1,046.1

Other income (expense)
Interest expense	(921.1)	0.0	0.0	(1,148.2)	(799.3)
Gain on LNG contract settlement	0.0	0.0	0.0	0.0	33,000.0
Other income	57.8	(3,089.7)	(3,409.4)	(97.7)	(354.2)
Total other income (expense)	(863.3)	(3,089.7)	(3,409.4)	(1,245.9)	31,846.5

Pretax income	(3,080.2)	(2,606.6)	(5,251.7)	(74.4)	32,892.5

Income tax expense	0.0	(447.8)	(214.8)	(187.2)	21.2

Net income	(3,080.2)	(2,158.8)	(5,036.9)	112.7	32,871.4

Additional data:
Depreciation and amortization	1,051.7	981.7	1,042.8	1,075.9	1,044.1
Capital expenditures	1,401.4	1,326.9	288.3	39.9	20.6

EBITDA	(1,107.4)	(1,624.9)	(4,208.9)	2,149.7	34,736.0
EBIT	(2,159.1)	(2,606.6)	(5,251.7)	1,073.8	33,691.9

Sources and Notes:

Financial statements audited by Johnson & Sheldon, P.C.

LTM = Latest 12 months.

Apollo LNG, Inc.

Common Size Comparative Summary Income Statement

	Fiscal years ended
	September 30,					Average
	2001	2002	2003	2004	2005	2003-2005	2001-2005

Total revenue, net	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

Total cost of goods sold	81.0%	75.3%	92.3%	82.7%	82.0%	85.7%	82.7%

Gross profit	19.0%	24.7%	7.7%	17.3%	18.0%	14.3%	17.3%

Operating expenses:
Marketing, selling and administrative expenses	34.1%	14.0%	11.0%	11.1%	8.9%	10.3%	15.8%
Other operating income (expense)	0.0%	8.4%	3.3%	1.8%	5.6%	3.5%	3.8%
Total operating expenses	34.1%	22.4%	14.3%	12.8%	14.5%	13.9%	19.6%

Operating income	(15.1)%	2.3%	(6.5)%	4.5%	3.4%	0.5%	(2.3)%

Other income (expense)
Interest expense	(6.3)%	0.0%	0.0%	(4.4)%	(2.6)%	(2.3)%	(2.7)%
Gain on LNG contract settlement	0.0%	0.0%	0.0%	0.0%	108.1%	36.0%	21.6%
Other income	0.4%	(14.4)%	(12.1)%	(0.4)%	(1.2)%	(4.5)%	(5.5)%
Total other income (expense)	(5.9)%	(14.4)%	(12.1)%	(4.8)%	104.3%	29.2%	13.4%

Pretax income	(21.0)%	(12.2)%	(18.6)%	(0.3)%	107.8%	29.6%	11.1%

Income tax expense	0.0%	(2.1)%	(0.8)%	(0.7)%	0.1%	(0.5)%	(0.7)%

Net income	(21.0)%	(10.1)%	(17.9)%	0.4%	107.7%	30.1%	11.8%

Additional data:
Depreciation and amortization	7.2%	4.6%	3.7%	4.1%	3.4%	3.7%	4.6%
Capital expenditures	9.6%	6.2%	1.0%	0.2%	0.1%	0.4%	3.4%

EBITDA	(7.5)%	(7.6)%	(14.9)%	8.3%	113.8%	35.7%	18.4%
EBIT	(14.7)%	(12.2)%	(18.6)%	4.1%	110.4%	32.0%	13.8%

Apollo LNG, Inc.

Comparative Summary Income Statement Growth

	Fiscal years ended
	September 30,				CAAGR
	2002	2003	2004	2005	2003-2005	2001-2005

Total revenue, net	45.8%	31.8%	(7.6)%	17.1%	4.0%	20.1%

Total cost of goods sold	35.7%	61.4%	(17.2)%	16.2%	(1.9)%	20.5%

Gross profit	89.3%	(58.6)%	106.6%	21.5%	58.5%	18.4%

Operating expenses:
Marketing, selling and administrative expenses	(40.0)%	3.4%	(7.3)%	(5.4)%	(6.3)%	(14.1)%
Other operating income (expense)	NMF	(48.6)%	(50.1)%	272.7%	36.3%	NMF
Total operating expenses	(4.2)%	(16.0)%	(17.1)%	32.8%	5.0%	(3.0)%

Operating income	NMF	(481.4)%	NMF	(10.7)%	NMF	NMF

Other income (expense)
Interest expense	NMF	NMF	NMF	(30.4)%	NMF	(3.5)%
Gain on LNG contract settlement	NMF	NMF	NMF	NMF	NMF	NMF
Other income	(5446.7)%	NMF	NMF	NMF	NMF	NMF
Total other income (expense)	NMF	NMF	NMF	NMF	NMF	NMF

Pretax income	NMF	NMF	NMF	NMF	NMF	NMF

Income tax expense	NMF	NMF	NMF	NMF	NMF	NMF

Net income	NMF	NMF	NMF	29065.3%	NMF	NMF

Additional data:
Depreciation and amortization	(6.7)%	6.2%	3.2%	(2.9)%	0.1%	(0.2)%
Capital expenditures	(5.3)%	(78.3)%	(86.2)%	(48.5)%	(73.3)%	(65.2)%

EBITDA	NMF	NMF	NMF	1515.9%	NMF	NMF
EBIT	NMF	NMF	NMF	3037.6%	NMF	NMF

Apollo LNG, Inc.

Ratio Analysis

	Fiscal years ended														Guideline
	September 30,										Average (1)				Company
	2001		2002		2003		2004		2005		2003-2005		2001-2005		Average
Liquidity
Current ratio	0.8		0.3		0.2		0.2		1.1		0.5		0.5		7.0
Quick ratio	0.7		0.2		0.2		0.2		0.8		0.4		0.4		6.6
Net working capital turnover	-7.9	x	-1.8	x	-1.7	x	-1.9	x	40.5	x	12.3	x	5.5	x	1.2	x
Net working capital-to-revenue	(12.7)%		(54.3)%		(58.3)%		(53.8)%		2.5%		(36.5)%		(35.3)%		31.7%
Working capital-to-revenue excluding cash and debt	(32.6)%		(8.6)%		(25.2)%		(17.4)%		(1.4)%		(14.6)%		(17.0)%		(57.7)%
Cash-to-revenue	0.0%		0.1%		0.8%		0.3%		13.2%		4.8%		2.9%		90.3%

Asset mix
Cash-to-total assets	0.0%		0.1%		1.2%		0.4%		10.6%		4.0%		2.4%		29.0%
Accounts receivable-to-total assets	12.3%		13.5%		14.5%		13.6%		7.6%		11.9%		12.3%		6.7%
Inventory-to-total assets	5.8%		13.5%		14.5%		0.4%		0.1%		5.0%		6.9%		4.8%
Net fixed assets-to-total assets	48.6%		56.3%		61.2%		56.9%		47.7%		55.3%		54.2%		23.1%

Activity
Inventory turnover	11.5	x	5.1	x	9.0	x	280.0	x	516.2	x	268.4	x	164.4	x	27.0	x
Inventory days	31.6		71.9		40.6		1.3		0.7		14.2		29.2		55.2
Accounts receivable turnover	6.8	x	6.7	x	9.7	x	9.8	x	10.5	x	10.0	x	8.7	x	8.5	x
Accounts receivable days	54.0		54.1		37.5		37.4		34.8		36.6		43.6		63.2
Accounts payable turnover	4.2	x	3.9	x	6.9	x	6.4	x	6.7	x	6.7	x	5.6	x	9.9	x
Accounts payable days	87.9		94.3		53.1		56.9		54.4		54.8		69.3		60.1
Net trade cycle	(2.2)		31.7		25.0		(18.1)		(18.9)		(4.0)		3.5		54.1
Asset turnover	0.8	x	0.9	x	1.4	x	1.3	x	0.8	x	1.2	x	1.1	x	0.4	x
Fixed asset turnover	1.7	x	1.6	x	2.3	x	2.3	x	1.7	x	2.1	x	1.9	x	3.6	x

Leverage
Total assets-to-equity	-4.1	x	-5.9	x	-2.2	x	-2.2	x	1.6	x	-0.9	x	-2.6	x	-1.6	x
Total liabilities-to-equity	-5.1	x	-6.9	x	-3.2	x	-3.2	x	0.6	x	-1.9	x	-3.6	x	-2.6	x
Total debt-to-equity	-3.2	x	-4.9	x	-2.0	x	-2.3	x	0.4	x	-1.3	x	-2.4	x	-0.1	x
Interest coverage	-2.3	x	NMF		NMF		0.9	x	42.1	x	21.5	x	13.6	x	-10.4	x

Growth
Revenue			45.8%		31.8%		(7.6)%		17.1%		4.0%		20.1%
EBITDA			NMF		NMF		NMF		1515.9%		NMF		NMF
EBIT			NMF		NMF		NMF		3037.6%		NMF		NMF
Net income			NMF		NMF		NMF		29065.3%		NMF		NMF
Assets			32.5%		(14.7)%		(2.2)%		95.1%		38.2%		21.2%

	Fiscal years ended							Guideline
	September 30,					Average (1)		Company
	2001	2002	2003	2004	2005	2003-2005	2001-2005	Average
Profitability
Gross profit margin	19.0%	24.7%	7.7%	17.3%	18.0%	14.3%	17.3%	7.8%
Operating expenses-to-revenue	34.1%	22.4%	14.3%	12.8%	14.5%	13.9%	19.6%	120.7%
Operating margin	(15.1)%	2.3%	(6.5)%	4.5%	3.4%	0.5%	(2.3)%	(112.9)%
EBITDA-to-revenue	(7.5)%	(7.6)%	(14.9)%	8.3%	113.8%	35.7%	18.4%	(46.5)%
EBIT-to-revenue	(14.7)%	(12.2)%	(18.6)%	4.1%	110.4%	32.0%	13.8%	(53.0)%
Pretax income-to-revenue	(21.0)%	(12.2)%	(18.6)%	(0.3)%	107.8%	29.6%	11.1%	(136.7)%
Pretax income-to-equity	71.6%	65.4%	58.2%	0.8%	137.3%	65.4%	66.7%	278.6%
Pretax income-to-total assets	(17.4)%	(11.1)%	(26.2)%	(0.4)%	86.1%	19.8%	6.2%	(25.2)%
Net income-to-revenue	(21.0)%	(10.1)%	(17.9)%	0.4%	107.7%	30.1%	11.8%	(138.3)%
Net income-to-equity	71.6%	54.2%	55.8%	(1.3)%	137.2%	63.9%	63.5%	276.4%
Net income-to-total assets	(17.4)%	(9.2)%	(25.2)%	0.6%	86.1%	20.5%	7.0%	(26.4)%
Gross cash flow-to-revenue	(13.8)%	(5.5)%	(14.2)%	4.6%	111.1%	33.8%	16.4%	(131.8)%
Effective tax rate	0.0%	17.2%	4.1%	251.4%	0.1%	85.2%	54.5%	20.2%
Dividends-to-net income	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	(0.1)%

Depreciation & capital exp.
Net income-to-depreciation	(292.9)%	(219.9)%	(483.0)%	10.5%	3148.2%	891.9%	432.6%	#REF!
Depreciation-to-revenue	7.2%	4.6%	3.7%	4.1%	3.4%	3.7%	4.6%	6.5%
Capital expenditures-to-revenue	9.6%	6.2%	1.0%	0.2%	0.1%	0.4%	3.4%	17.6%
Capital expenditures-to-depreciation	133.3%	135.2%	27.6%	3.7%	2.0%	11.1%	60.3%	17403.7%

Dupont analysis
Net income-to-pretax income	100.0%	82.8%	95.9%	(151.4)%	99.9%	14.8%	45.5%	79.8%
Pretax income-to-EBIT	142.7%	100.0%	100.0%	(6.9)%	97.6%	63.6%	86.7%	262.0%
EBIT-to-revenue	(14.7)%	(12.2)%	(18.6)%	4.1%	110.4%	32.0%	13.8%	(53.0)%
Revenue-to-total assets	82.9%	91.2%	141.0%	133.1%	79.9%	118.0%	105.6%	37.6%
Total assets-to-equity	(411.4)%	(588.7)%	(221.8)%	(219.7)%	159.4%	(94.0)%	(256.4)%	(162.6)%
Return on equity	71.6%	54.2%	55.8%	(1.3)%	137.2%	63.9%	63.5%	310.9%

Notes:

(1) Growth averages calculated as compound annual growth rates.

NMF = Not meaningful figure.

N/A = Data insufficient to perform these calculations.

Differences due to rounding.

Exhibit 2

Apollo LNG, Inc.

Adjusted Comparative Summary Balance Sheet

	Fiscal years ended September 30,					As of Jun. 30,	Average
(in thousands of $ unless otherwise noted)	2001	2002	2003	2004	2005	2006	2003-2005	2001-2005

ASSETS
Current assets:
Cash and equivalents	0.0	27.6	237.9	69.5	4,032.3	51.5	1,446.6	873.5
Accounts receivable	2,171.3	3,174.0	2,897.8	2,671.9	2,907.1	2,753.1	2,825.6	2,764.4
Inventory	1,030.5	55.5	79.1	76.9	48.5	468.2	68.2	258.1
Prepaid expenses	0.0	89.2	112.4	74.0	100.9	1,524.7	95.8	75.3
Accounts receivable, related parties	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0
Recovery claims for vendor cover costs	0.0	1,450.6	523.4	0.0	0.0	0.0	174.5	394.8
Other receivables	30.0	486.0	140.0	0.0	30.0	1.0	56.7	137.2
Other receivables, related parties	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0
Notes receivable	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0
Total current assets	8,434.3	5,282.9	3,990.6	2,892.3	7,118.9	4,798.4	4,667.3	5,543.8

Gross fixed assets	11,876.4	16,538.3	16,783.2	16,849.5	24,911.2	17,598.9	19,514.6	17,391.7
Accumulated depreciation, amortization and depletion	(3,263.8)	(3,328.8)	(4,535.5)	(5,702.3)	(6,684.3)	(6,857.8)	(5,640.7)	(4,703.0)
Net fixed assets	8,612.5	13,209.5	12,247.7	11,147.2	18,226.9	10,741.1	13,873.9	12,688.8

Other assets:
Notes receivable	0.0	0.0	21.5	0.0	0.0	0.0	7.2	4.3
Notes receivable, related parties	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0
Equipment inventory	0.0	814.9	735.1	1,251.8	436.9	0.0	807.9	647.7
Development projects in process	0.0	2,630.3	1,950.3	1,709.0	0.0	0.0	1,219.7	1,257.9
Deposits - utilities and gas supply	16.0	21.0	1.0	1.0	451.0	451.0	151.0	98.0
Deferred tax assets, net	0.0	0.0	270.6	454.6	433.5	0.0	386.2	231.7
Other assets	219.4	202.4	106.9	149.4	92.2	24,067.0	116.2	154.1
Total other assets	235.4	3,668.7	3,085.4	3,565.8	1,413.5	24,518.1	2,688.2	2,393.8

Total assets	17,282.2	22,161.0	19,323.7	17,605.3	26,759.3	40,057.6	21,229.4	20,626.3

LIABILITIES & EQUITY
Current liabilities:
Accounts payable	2,862.6	4,164.4	3,787.9	3,357.6	3,733.0	903.6	3,626.2	3,581.1
Debt in current liabilities	2,292.7	9,809.8	9,582.6	9,555.6	2,855.8	761.3	7,331.3	6,819.3
Accounts payable, related parties	5,005.0	2,942.9	6,500.7	2,816.5	330.4	0.0	3,215.9	3,519.1
Accrued expenses and other payables	75.5	109.4	291.2	446.4	1,056.7	0.0	598.1	395.8
Accrued interest, related parties	0.0	0.0	340.8	711.4	290.8	0.0	447.6	268.6
Unearned revenues	0.0	145.0	5.0	5.0	226.1	0.0	78.7	76.2
Unearned grant revenues	0.0	356.5	265.9	225.0	0.0	0.0	163.6	169.5
Bank overdraft	490.0	19.2	46.7	0.0	0.0	0.0	15.6	111.2
Total current liabilities	10,725.7	17,547.3	20,820.8	17,117.4	8,492.8	1,664.9	15,477.0	14,940.8

Other liabilities:
Long-term debt	11,283.4	9,859.5	8,201.0	11,373.5	5,731.1	12,529.5	8,435.2	9,289.7
Deferred tax liability	0.0	38.2	0.0	0.0	0.0	0.0	0.0	7.6
Total other liabilities	11,283.4	9,897.7	8,201.0	11,373.5	5,731.1	12,529.5	8,435.2	9,297.3

Total liabilities	22,009.1	27,445.0	29,021.8	28,490.9	14,223.9	14,194.4	23,912.2	24,238.1

Minority interest	0.0	0.0	7.5	(5.4)	0.0	0.0	0.7	0.4

Equity:
Capital stock	0.0	487.9	487.9	487.9	487.9	0.0	487.9	390.4
Preferred stock - Series A	0.0	0.0	0.0	0.0	0.0	12,500.0	0.0	0.0
Preferred stock - Series B	0.0	0.0	0.0	0.0	0.0	12,500.0	0.0	0.0
Paid-in capital	(423.0)	(1,298.9)	(683.7)	(1,970.9)	(11,426.8)	3,842.3	(4,693.8)	(3,160.7)
Retained earnings	(4,303.9)	(4,473.0)	(9,509.9)	(9,397.2)	23,474.2	(2,979.1)	1,522.4	(841.9)
Total equity	(4,726.9)	(5,283.9)	(9,705.7)	(10,880.2)	12,535.4	25,863.2	(2,683.5)	(3,612.3)

Total liabilities and equity	17,282.2	22,161.0	19,323.7	17,605.3	26,759.3	40,057.6	21,229.4	20,626.3

Additional data:
Net working capital	(2,291.4)	(12,264.4)	(16,830.2)	(14,225.1)	(1,373.9)	3,133.5	(10,809.7)	(9,397.0)
Working capital excluding cash and debt	(5,201.2)	(2,482.2)	(7,485.5)	(4,739.0)	(2,550.4)	3,843.3	(4,925.0)	(4,491.7)
Total interest bearing debt	13,576.1	19,669.3	17,783.6	20,929.0	8,586.9	13,290.8	15,766.5	16,109.0
Total invested capital	8,849.2	14,385.4	8,077.9	10,048.9	21,122.3	39,154.0	13,083.0	12,496.7

Adjustments to total equity:
Remove nonoperating assets
Accounts receivable, related parties	(68.0)	(638.7)	(358.6)	(154.6)	(248.7)	208.6
Other receivables, related parties	0.0	0.0	(23.2)	(61.4)	(163.7)	0.0
Note receivable	(355.0)	0.0	0.0	0.0	(1,714.4)	(25.9)
Note receivable, related parties	0.0	(660.2)	(302.0)	(1,755.0)	(9,300.0)	(3,320.4)
Investment						(700.0)
Net adjustment to total equity	(423.0)	(1,298.9)	(683.7)	(1,970.9)	(11,426.8)	(3,837.7)

Sources and Notes:

Financial statements audited by Johnson & Sheldon, P.C.

Differences due to rounding.

Apollo LNG, Inc.

Common Size Adjusted Comparative Summary Balance Sheet

	Fiscal years ended					As of
	September 30,					Jun. 30,	Average
	2001	2002	2003	2004	2005	2006	2003-2005	2001-2005

ASSETS
Current assets:
Cash and equivalents	0.0%	0.1%	1.2%	0.4%	15.1%	0.1%	5.6%	3.4%
Accounts receivable	12.6%	14.3%	15.0%	15.2%	10.9%	6.9%	13.7%	13.6%
Inventory	6.0%	0.3%	0.4%	0.4%	0.2%	1.2%	0.3%	1.4%
Prepaid expenses	0.0%	0.4%	0.6%	0.4%	0.4%	3.8%	0.5%	0.4%
Accounts receivable, related parties	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
Recovery claims for vendor cover costs	0.0%	6.5%	2.7%	0.0%	0.0%	0.0%	0.9%	1.9%
Other receivables	0.2%	2.2%	0.7%	0.0%	0.1%	0.0%	0.3%	0.6%
Other receivables, related parties	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
Notes receivable	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
Total current assets	48.8%	23.8%	20.7%	16.4%	26.6%	12.0%	21.2%	27.3%

Gross fixed assets	68.7%	74.6%	86.9%	95.7%	93.1%	43.9%	91.9%	83.8%
Accumulated depreciation, amortization and depletion	(18.9)%	(15.0)%	(23.5)%	(32.4)%	(25.0)%	(17.1)%	(26.9)%	(22.9)%
Net fixed assets	49.8%	59.6%	63.4%	63.3%	68.1%	26.8%	64.9%	60.9%

Other assets:
Notes receivable	0.0%	0.0%	0.1%	0.0%	0.0%	0.0%	0.0%	0.0%
Notes receivable, related parties	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
Equipment inventory	0.0%	3.7%	3.8%	7.1%	1.6%	0.0%	4.2%	3.2%
Development projects in process	0.0%	11.9%	10.1%	9.7%	0.0%	0.0%	6.6%	6.3%
Deposits - utilities and gas supply	0.1%	0.1%	0.0%	0.0%	1.7%	1.1%	0.6%	0.4%
Deferred tax assets, net	0.0%	0.0%	1.4%	2.6%	1.6%	0.0%	1.9%	1.1%
Other assets	1.3%	0.9%	0.6%	0.8%	0.3%	60.1%	0.6%	0.8%
Total other assets	1.4%	16.6%	16.0%	20.3%	5.3%	61.2%	13.8%	11.9%

Total assets	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

LIABILITIES & EQUITY
Current liabilities:
Accounts payable	16.6%	18.8%	19.6%	19.1%	14.0%	2.3%	17.5%	17.6%
Debt in current liabilities	13.3%	44.3%	49.6%	54.3%	10.7%	1.9%	38.2%	34.4%
Accounts payable, related parties	29.0%	13.3%	33.6%	16.0%	1.2%	0.0%	17.0%	18.6%
Accrued expenses and other payables	0.4%	0.5%	1.5%	2.5%	3.9%	0.0%	2.7%	1.8%
Accrued interest, related parties	0.0%	0.0%	1.8%	4.0%	1.1%	0.0%	2.3%	1.4%
Unearned revenues	0.0%	0.7%	0.0%	0.0%	0.8%	0.0%	0.3%	0.3%
Unearned grant revenues	0.0%	1.6%	1.4%	1.3%	0.0%	0.0%	0.9%	0.9%
Bank overdraft	2.8%	0.1%	0.2%	0.0%	0.0%	0.0%	0.1%	0.6%
Total current liabilities	62.1%	79.2%	107.7%	97.2%	31.7%	4.2%	78.9%	75.6%

Other liabilities:
Long-term debt	65.3%	44.5%	42.4%	64.6%	21.4%	31.3%	42.8%	47.6%
Deferred tax liability	0.0%	0.2%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
Total other liabilities	65.3%	44.7%	42.4%	64.6%	21.4%	31.3%	42.8%	47.7%

Total liabilities	127.4%	123.8%	150.2%	161.8%	53.2%	35.4%	121.7%	123.3%

Minority interest	0.0%	0.0%	0.0%	(0.0)%	0.0%	0.0%	0.0%	0.0%

Equity:
Capital stock	0.0%	2.2%	2.5%	2.8%	1.8%	0.0%	2.4%	1.9%
Preferred stock - Series A	0.0%	0.0%	0.0%	0.0%	0.0%	31.2%	0.0%	0.0%
Preferred stock - Series B	0.0%	0.0%	0.0%	0.0%	0.0%	31.2%	0.0%	0.0%
Paid-in capital	(2.4)%	(5.9)%	(3.5)%	(11.2)%	(42.7)%	9.6%	(19.1)%	(13.1)%
Retained earnings	(24.9)%	(20.2)%	(49.2)%	(53.4)%	87.7%	(7.4)%	(5.0)%	(12.0)%
Total equity	(27.4)%	(23.8)%	(50.2)%	(61.8)%	46.8%	64.6%	(21.7)%	(23.3)%

Total liabilities and equity	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

Additional data:
Net working capital	(13.3)%	(55.3)%	(87.1)%	(80.8)%	(5.1)%	7.8%	(57.7)%	(48.3)%
Working capital excluding cash and debt	(30.1)%	(11.2)%	(38.7)%	(26.9)%	(9.5)%	9.6%	(25.1)%	(23.3)%
Total interest bearing debt	78.6%	88.8%	92.0%	118.9%	32.1%	33.2%	81.0%	82.1%
Total invested capital	51.2%	64.9%	41.8%	57.1%	78.9%	97.7%	59.3%	58.8%

Apollo LNG, Inc.

Adjusted Comparative Summary Balance Sheet Growth

	Fiscal years ended				As of
	September 30,				Jun. 30,	CAAGR
	2002	2003	2004	2005	2006	2003-2005	2001-2005

ASSETS
Current assets:
Cash and equivalents	NMF	761.1%	(70.8)%	5702.9%	(99.7)%	311.7%	NMF
Accounts receivable	46.2%	(8.7)%	(7.8)%	8.8%	(7.0)%	0.2%	7.6%
Inventory	(94.6)%	42.4%	(2.7)%	(37.0)%	1954.7%	(21.7)%	(53.4)%
Prepaid expenses	NMF	26.1%	(34.2)%	36.4%	3636.7%	(5.3)%	NMF
Accounts receivable, related parties	NMF	NMF	NMF	NMF	NMF	NMF	NMF
Recovery claims for vendor cover costs	NMF	(63.9)%	(100.0)%	NMF	NMF	(100.0)%	NMF
Other receivables	1520.0%	(71.2)%	(100.0)%	NMF	(99.0)%	(53.7)%	0.0%
Other receivables, related parties	NMF	NMF	NMF	NMF	NMF	NMF	NMF
Notes receivable	NMF	NMF	NMF	NMF	NMF	NMF	NMF
Total current assets	(37.4)%	(24.5)%	(27.5)%	146.1%	(40.9)%	33.6%	(4.2)%

Gross fixed assets	39.3%	1.5%	0.4%	47.8%	(37.1)%	21.8%	20.3%
Accumulated depreciation, amortization and depletion	2.0%	36.3%	25.7%	17.2%	3.5%	21.4%	19.6%
Net fixed assets	53.4%	(7.3)%	(9.0)%	63.5%	(50.6)%	22.0%	20.6%

Other assets:
Notes receivable	NMF	NMF	(100.0)%	NMF	NMF	(100.0)%	NMF
Notes receivable, related parties	NMF	NMF	NMF	NMF	NMF	NMF	NMF
Equipment inventory	NMF	(9.8)%	70.3%	(65.1)%	(100.0)%	(22.9)%	NMF
Development projects in process	NMF	(25.9)%	(12.4)%	(100.0)%	NMF	(100.0)%	NMF
Deposits - utilities and gas supply	31.2%	(95.1)%	0.0%	44117.6%	0.0%	2002.8%	130.3%
Deferred tax assets, net	NMF	NMF	68.0%	(4.7)%	(100.0)%	26.6%	NMF
Other assets	(7.7)%	(47.2)%	39.7%	(38.3)%	166817.1%	(7.2)%	(19.5)%
Total other assets	1458.5%	(15.9)%	15.6%	(60.4)%	4390.0%	(32.3)%	56.5%

Total assets	28.2%	(12.8)%	(8.9)%	52.0%	71.2%	17.7%	11.5%

LIABILITIES & EQUITY
Current liabilities:
Accounts payable	45.5%	(9.0)%	(11.4)%	11.2%	(84.9)%	(0.7)%	6.9%
Debt in current liabilities	327.9%	(2.3)%	(0.3)%	(70.1)%	(82.8)%	(45.4)%	5.6%
Accounts payable, related parties	(41.2)%	120.9%	(56.7)%	(88.3)%	(100.0)%	(77.5)%	(49.3)%
Accrued expenses and other payables	44.9%	166.2%	53.3%	136.7%	(100.0)%	90.5%	93.4%
Accrued interest, related parties	NMF	NMF	108.7%	(59.1)%	(100.0)%	(7.6)%	NMF
Unearned revenues	NMF	(96.6)%	0.0%	4421.9%	(100.0)%	572.4%	NMF
Unearned grant revenues	NMF	(25.4)%	(15.4)%	(100.0)%	NMF	(100.0)%	NMF
Bank overdraft	(96.1)%	143.0%	(100.0)%	NMF	NMF	(100.0)%	(100.0)%
Total current liabilities	63.6%	18.7%	(17.8)%	(50.4)%	(88.6)%	(36.1)%	(5.7)%

Other liabilities:
Long-term debt	(12.6)%	(16.8)%	38.7%	(49.6)%	183.7%	(16.4)%	(15.6)%
Deferred tax liability	NMF	(100.0)%	NMF	NMF	NMF	NMF	NMF
Total other liabilities	(12.3)%	(17.1)%	38.7%	(49.6)%	183.7%	(16.4)%	(15.6)%

Total liabilities	24.7%	5.7%	(1.8)%	(50.1)%	(0.3)%	(30.0)%	(10.3)%

Minority interest	NMF	NMF	(171.4)%	NMF	NMF	(100.0)%	NMF

Equity:
Capital stock	NMF	0.0%	0.0%	0.0%	(100.0)%	0.0%	NMF
Preferred stock - Series A	NMF	NMF	NMF	NMF	NMF	NMF	NMF
Preferred stock - Series B	NMF	NMF	NMF	NMF	NMF	NMF	NMF
Paid-in capital	NMF	NMF	NMF	NMF	NMF	NMF	NMF
Retained earnings	NMF	NMF	NMF	NMF	NMF	NMF	NMF
Total equity	NMF	NMF	NMF	NMF	162.7%	NMF	NMF

Total liabilities and equity	28.2%	(12.8)%	(8.9)%	52.0%	71.2%	17.7%	11.5%

Additional data:
Net working capital	NMF	NMF	NMF	NMF	NMF	NMF	NMF
Working capital excluding cash and debt	NMF	NMF	NMF	NMF	NMF	NMF	NMF
Total interest bearing debt	44.9%	(9.6)%	17.7%	(59.0)%	79.0%	(30.5)%	(10.8)%
Total invested capital	62.6%	(43.8)%	24.4%	110.2%	127.7%	61.7%	24.3%

Apollo LNG, Inc.

Adjusted Comparative Summary Income Statement

	Fiscal years ended
	September 30,
(in thousands of $ unless otherwise noted)	2001	2002	2003	2004	2005

Total revenue, net	14,671.6	21,397.5	28,202.4	26,055.3	30,522.7

Total cost of goods sold	11,884.8	16,122.0	26,019.9	21,546.1	25,042.9

Gross profit	2,786.8	5,275.5	2,182.5	4,509.3	5,479.8

Operating expenses:
Marketing, selling and administrative expenses	5,003.7	3,001.5	3,104.9	2,879.2	2,724.5
Other operating income (expense)	0.0	1,790.9	919.9	458.6	1,709.2
Total operating expenses	5,003.7	4,792.4	4,024.8	3,337.8	4,433.7

Operating income	(2,216.9)	483.0	(1,842.3)	1,171.5	1,046.1

Other income (expense)
Interest expense	(921.1)	0.0	0.0	(1,148.2)	(799.3)
Gain on LNG contract settlement	0.0	0.0	0.0	0.0	33,000.0
Other income	57.8	(3,089.7)	(3,409.4)	(97.7)	(354.2)
Total other income (expense)	(863.3)	(3,089.7)	(3,409.4)	(1,245.9)	31,846.5

Pretax income	(3,080.2)	(2,606.6)	(5,251.7)	(74.4)	32,892.5

Income tax expense	(1,078.1)	(912.3)	(1,838.1)	(26.1)	11,512.4

Net income	(2,002.2)	(1,694.3)	(3,413.6)	(48.4)	21,380.1

Additional data:
Depreciation and amortization	1,051.7	981.7	1,042.8	1,075.9	1,044.1
Capital expenditures	1,401.4	1,326.9	288.3	39.9	20.6

EBITDA	(1,107.4)	(1,624.9)	(4,208.9)	2,149.7	34,736.0
EBIT	(2,159.1)	(2,606.6)	(5,251.7)	1,073.8	33,691.9

Sources and Notes:

Financial statements audited by Johnson & Sheldon, P.C.

LTM = Latest 12 months.

Apollo LNG, Inc.

Adjusted Common Size Comparative Summary Income Statement

	Fiscal years ended
	September 30,					Average
	2001	2002	2003	2004	2005	2003-2005	2001-2005

Total revenue, net	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

Total cost of goods sold	81.0%	75.3%	92.3%	82.7%	82.0%	85.7%	82.7%

Gross profit	19.0%	24.7%	7.7%	17.3%	18.0%	14.3%	17.3%

Operating expenses:
Marketing, selling and administrative expenses	34.1%	14.0%	11.0%	11.1%	8.9%	10.3%	15.8%
Other operating income (expense)	0.0%	8.4%	3.3%	1.8%	5.6%	3.5%	3.8%
Total operating expenses	34.1%	22.4%	14.3%	12.8%	14.5%	13.9%	19.6%

Operating income	(15.1)%	2.3%	(6.5)%	4.5%	3.4%	0.5%	(2.3)%

Other income (expense)
Interest expense	(6.3)%	0.0%	0.0%	(4.4)%	(2.6)%	(2.3)%	(2.7)%
Gain on LNG contract settlement	0.0%	0.0%	0.0%	0.0%	108.1%	36.0%	21.6%
Other income	0.4%	(14.4)%	(12.1)%	(0.4)%	(1.2)%	(4.5)%	(5.5)%
Total other income (expense)	(5.9)%	(14.4)%	(12.1)%	(4.8)%	104.3%	29.2%	13.4%

Pretax income	(21.0)%	(12.2)%	(18.6)%	(0.3)%	107.8%	29.6%	11.1%

Income tax expense	(7.3)%	(4.3)%	(6.5)%	(0.1)%	37.7%	10.4%	3.9%

Net income	(13.6)%	(7.9)%	(12.1)%	(0.2)%	70.0%	19.3%	7.2%

Additional data:
Depreciation and amortization	7.2%	4.6%	3.7%	4.1%	3.4%	3.7%	4.6%
Capital expenditures	9.6%	6.2%	1.0%	0.2%	0.1%	0.4%	3.4%

EBITDA	(7.5)%	(7.6)%	(14.9)%	8.3%	113.8%	35.7%	18.4%
EBIT	(14.7)%	(12.2)%	(18.6)%	4.1%	110.4%	32.0%	13.8%

Apollo LNG, Inc.

Adjusted Comparative Summary Income Statement Growth

	Fiscal years ended
	September 30,				CAAGR
	2002	2003	2004	2005	2003-2005	2001-2005

Total revenue, net	45.8%	31.8%	(7.6)%	17.1%	4.0%	20.1%

Total cost of goods sold	35.7%	61.4%	(17.2)%	16.2%	(1.9)%	20.5%

Gross profit	89.3%	(58.6)%	106.6%	21.5%	58.5%	18.4%

Operating expenses:
Marketing, selling and administrative expenses	(40.0)%	3.4%	(7.3)%	(5.4)%	(6.3)%	(14.1)%
Other operating income (expense)	NMF	(48.6)%	(50.1)%	272.7%	36.3%	NMF
Total operating expenses	(4.2)%	(16.0)%	(17.1)%	32.8%	5.0%	(3.0)%

Operating income	NMF	(481.4)%	NMF	(10.7)%	NMF	NMF

Other income (expense)
Interest expense	NMF	NMF	NMF	(30.4)%	NMF	(3.5)%
Gain on LNG contract settlement	NMF	NMF	NMF	NMF	NMF	NMF
Other income	(5446.7)%	NMF	NMF	NMF	NMF	NMF
Total other income (expense)	NMF	NMF	NMF	NMF	NMF	NMF

Pretax income	NMF	NMF	NMF	NMF	NMF	NMF

Income tax expense	NMF	NMF	NMF	NMF	NMF	NMF

Net income	NMF	NMF	NMF	NMF	NMF	NMF

Additional data:
Depreciation and amortization	(6.7)%	6.2%	3.2%	(2.9)%	0.1%	(0.2)%
Capital expenditures	(5.3)%	(78.3)%	(86.2)%	(48.5)%	(73.3)%	(65.2)%

EBITDA	NMF	NMF	NMF	1515.9%	NMF	NMF
EBIT	NMF	NMF	NMF	3037.6%	NMF	NMF

Apollo LNG, Inc.

Adjusted Ratio Analysis

	Fiscal years ended														Guideline
	September 30,										Average (1)				Company
	2001		2002		2003		2004		2005		2003-2005		2001-2005		Average

Liquidity
Current ratio	0.8		0.3		0.2		0.2		0.8		0.4		0.5		7.0
Quick ratio	0.7		0.2		0.2		0.2		0.8		0.4		0.4		6.6
Net working capital turnover	-6.4	x	-1.7	x	-1.7	x	-1.8	x	-22.2	x	-8.6	x	-6.8	x	1.2	x
Net working capital-to-revenue	(15.6)%		(57.3)%		(59.7)%		(54.6)%		(4.5)%		(39.6)%		(38.3)%		31.7%
Working capital-to-revenue excluding cash and debt	(35.5)%		(11.6)%		(26.5)%		(18.2)%		(8.4)%		(17.7)%		(20.0)%		(57.7)%
Cash-to-revenue	0.0%		0.1%		0.8%		0.3%		13.2%		4.8%		2.9%		90.3%

Asset mix
Cash-to-total assets	0.0%		0.1%		1.2%		0.4%		15.1%		5.6%		3.4%		29.0%
Accounts receivable-to-total assets	12.6%		14.3%		15.0%		15.2%		10.9%		13.7%		13.6%		6.7%
Inventory-to-total assets	6.0%		0.3%		0.4%		0.4%		0.2%		0.3%		1.4%		4.8%
Net fixed assets-to-total assets	49.8%		59.6%		63.4%		63.3%		68.1%		64.9%		60.9%		23.1%

Activity
Inventory turnover	11.5	x	290.3	x	329.0	x	280.0	x	516.2	x	375.1	x	285.4	x	27.0	x
Inventory days	31.6		1.3		1.1		1.3		0.7		1.0		7.2		55.2
Accounts receivable turnover	6.8	x	6.7	x	9.7	x	9.8	x	10.5	x	10.0	x	8.7	x	8.5	x
Accounts receivable days	54.0		54.1		37.5		37.4		34.8		36.6		43.6		63.2	x
Accounts payable turnover	4.2	x	3.9	x	6.9	x	6.4	x	6.7	x	6.7	x	5.6	x	9.9	x
Accounts payable days	87.9		94.3		53.1		56.9		54.4		54.8		69.3		60.1
Net trade cycle	(2.2)		(38.9)		(14.5)		(18.1)		(18.9)		(17.2)		(18.5)		54.1
Asset turnover	0.8	x	1.0	x	1.5	x	1.5	x	1.1	x	1.4	x	1.2	x	0.4	x
Fixed asset turnover	1.7	x	1.6	x	2.3	x	2.3	x	1.7	x	2.1	x	1.9	x	3.6	x

Leverage
Total assets-to-equity	-3.7	x	-4.2	x	-2.0	x	-1.6	x	2.1	x	-0.5	x	-1.9	x	-1.6	x
Total liabilities-to-equity	-4.7	x	-5.2	x	-3.0	x	-2.6	x	1.1	x	-1.5	x	-2.9	x	-2.6	x
Total debt-to-equity	-2.9	x	-3.7	x	-1.8	x	-1.9	x	0.7	x	-1.0	x	-1.9	x	-0.1	x
Interest coverage	-2.3	x	NMF		NMF		0.9	x	42.1	x	21.5	x	13.6	x	-10.4	x

Growth
Revenue			45.8%		31.8%		(7.6)%		17.1%		4.0%		20.1%
EBITDA			NMF		NMF		NMF		1515.9%		NMF		NMF
EBIT			NMF		NMF		NMF		3037.6%		NMF		NMF
Net income			NMF		NMF		NMF		NMF		NMF		NMF
Assets			28.2%		(12.8)%		(8.9)%		52.0%		17.7%		11.5%

	Fiscal years ended							Guideline
	September 30,					Average (1)		Company
	2001	2002	2003	2004	2005	2003-2005	2001-2005	Average

Profitability
Gross profit margin	19.0%	24.7%	7.7%	17.3%	18.0%	14.3%	17.3%	7.8%
Operating expenses-to-revenue	34.1%	22.4%	14.3%	12.8%	14.5%	13.9%	19.6%	120.7%
Operating margin	(15.1)%	2.3%	(6.5)%	4.5%	3.4%	0.5%	(2.3)%	(112.9)%
EBITDA-to-revenue	(7.5)%	(7.6)%	(14.9)%	8.3%	113.8%	35.7%	18.4%	-46.5%
EBIT-to-revenue	(14.7)%	(12.2)%	(18.6)%	4.1%	110.4%	32.0%	13.8%	-53.0%
Pretax income-to-revenue	(21.0)%	(12.2)%	(18.6)%	(0.3)%	107.8%	29.6%	11.1%	(136.7)%
Pretax income-to-equity	65.2%	49.3%	54.1%	0.7%	262.4%	105.7%	86.3%	278.6%
Pretax income-to-total assets	(17.8)%	(11.8)%	(27.2)%	(0.4)%	122.9%	31.8%	13.1%	(25.2)%
Net income-to-revenue	(13.6)%	(7.9)%	(12.1)%	(0.2)%	70.0%	19.3%	7.2%	-138.3%
Net income-to-equity	42.4%	32.1%	35.2%	0.4%	170.6%	68.7%	56.1%	276.4%
Net income-to-total assets	(11.6)%	(7.6)%	(17.7)%	(0.3)%	79.9%	20.7%	8.5%	-26.4%
Gross cash flow-to-revenue	(6.5)%	(3.3)%	(8.4)%	3.9%	73.5%	23.0%	11.8%	-131.8%
Effective tax rate	35.0%	35.0%	35.0%	35.0%	35.0%	35.0%	35.0%	20.2%
Dividends-to-net income	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	-0.1%

Depreciation & capital exp.
Net income-to-depreciation	(190.4)%	(172.6)%	(327.3)%	(4.5)%	2047.6%	571.9%	270.6%	#REF!
Depreciation-to-revenue	7.2%	4.6%	3.7%	4.1%	3.4%	3.7%	4.6%	6.5%
Capital expenditures-to-revenue	9.6%	6.2%	1.0%	0.2%	0.1%	0.4%	3.4%	17.6%
Capital expenditures-to-depreciation	133.3%	135.2%	27.6%	3.7%	2.0%	11.1%	60.3%	17403.7%

Dupont analysis
Net income-to-pretax income	65.0%	65.0%	65.0%	65.0%	65.0%	65.0%	65.0%	79.8%
Pretax income-to-EBIT	142.7%	100.0%	100.0%	(6.9)%	97.6%	63.6%	86.7%	262.0%
EBIT-to-revenue	(14.7)%	(12.2)%	(18.6)%	4.1%	110.4%	32.0%	13.8%	(53.0)%
Revenue-to-total assets	84.9%	96.6%	145.9%	148.0%	114.1%	136.0%	117.9%	37.6%
Total assets-to-equity	(365.6)%	(419.4)%	(199.1)%	(161.8)%	213.5%	(49.1)%	(186.5)%	(162.6)%
Return on equity	42.4%	32.1%	35.2%	0.4%	170.6%	68.7%	56.1%	310.9%

Notes:

(1) Growth averages calculated as compound annual growth rates.

NMF = Not meaningful figure.

N/A = Data insufficient to perform these calculations.

Differences due to rounding.

Exhibit 3

Apollo LNG, Inc.

Comparative Ratio Analysis

Ticker Definitions:
AOOR = Apollo Resources International
EBOF = Earth Biofuels Inc.
EPG = Environmental Power Corp.
FSYS = Fuel Systems Solutions, Inc.
GPRE = Green Plains Renewable Energy Inc.
PEIX = Pacific Ethanol, Inc.
RTK = Rentech, Inc.
VSE = Verasun Energy, Corp.
XNL = Xethanol Corporation

Public Company	AOOR		EBOF		EPG		FSYS		GPRE		PEIX		RTK		VSE		XNL		Mean		Median		Apollo LNG		Comparability

Liquidity
Current ratio	0.2		0.1		1.8		1.6		8.2		6.6		4.4		14.8		25.3		7.0		4.4		2.9		SMALLER
Quick ratio	0.1		0.0		1.5		0.9		8.1		6.3		3.5		14.0		25.0		6.6		3.5		1.7		SMALLER
Net working capital turnover	-0.7	x	-0.2	x	4.2	x	4.3	x	0.0	x	1.1	x	0.4	x	1.2	x	0.3	x	1.2	x	0.4	x	9.7	x	LARGER
Net working capital-to-revenue	(151.4)%		(497.3)%		23.9%		23.2%		N/A		92.8%		285.2%		84.1%		393.1%		31.7%		54.0%		10.3%		SMALLER
Working capital-to-revenue excluding cash and debt	(121.5)%		(444.7)%		11.2%		17.2%		N/A		(0.8)%		70.6%		9.8%		(3.5)%		(57.7)%		4.5%		12.6%		LARGER
Cash-to-revenue	3.7%		6.4%		17.9%		8.2%		N/A		95.1%		258.0%		74.4%		259.0%		90.3%		46.1%		0.2%		SMALLER

Asset mix
Cash-to-total assets	0.9%		1.2%		8.0%		8.8%		61.6%		49.4%		40.5%		44.7%		46.3%		29.0%		40.5%		0.1%		SMALLER
Accounts receivable-to-total assets	3.8%		1.2%		12.1%		24.7%		0.0%		4.5%		6.2%		6.5%		1.1%		6.7%		4.5%		6.9%		LARGER
Inventory-to-total assets	1.1%		0.5%		1.2%		26.5%		0.0%		1.1%		10.0%		2.4%		0.3%		4.8%		1.1%		1.2%		SIMILAR
Net fixed assets-to-total assets	37.0%		34.9%		3.9%		8.3%		27.5%		18.4%		37.1%		29.1%		12.0%		23.1%		27.5%		26.8%		SIMILAR

Activity
Inventory turnover	24.3	x	32.7	x	39.1	x	2.9	x	N/A		46.6	x	1.5	x	17.3	x	51.6	x	27.0	x	28.5	x	53.5	x	LARGER
Inventory days	15.0		11.2		9.3		125.0		N/A		7.8		245.2		21.0		7.1		55.2		13.1		6.8		SMALLER
Accounts receivable turnover	6.2	x	15.0	x	3.7	x	4.3	x	N/A		11.5	x	2.5	x	9.3	x	15.6	x	8.5	x	7.8	x	11.1	x	LARGER
Accounts receivable days	58.8		24.4		99.1		84.5		N/A		31.7		144.3		39.2		23.4		63.2		49.0		32.9		SMALLER
Accounts payable turnover	5.0	x	3.6	x	4.4	x	2.9	x	13.8	x	8.9	x	6.6	x	18.5	x	25.3	x	9.9	x	6.6	x	27.7	x	LARGER
Accounts payable days	73.3		101.0		83.2		126.5		26.4		41.0		55.1		19.7		14.4		60.1		55.1		13.2		SMALLER
Net trade cycle	0.5		(65.5)		25.3		82.9		N/A		(1.5)		334.4		40.6		16.0		54.1		20.7		26.6		LARGER
Asset turnover	0.2	x	0.2	x	0.4	x	1.1	x	0.0	x	0.5	x	0.2	x	0.6	x	0.2	x	0.4	x	0.2	x	0.8		LARGER
Fied asset turnover	0.6	x	0.5	x	11.5	x	12.9	x	0.0	x	2.8	x	0.4	x	2.1	x	1.5	x	3.6	x	1.5	x	2.8	x	LARGER

Leverage
Total assets-to-equity	2.6	x	-31.3	x	5.3	x	1.9	x	1.1	x	1.1	x	2.0	x	1.6	x	1.0	x	-1.6	x	1.6	x	1.5	x	SIMILAR
Total liabilities-to-equity	1.6	x	-32.3	x	4.3	x	0.9	x	0.1	x	0.1	x	1.0	x	0.6	x	0.0	x	-2.6	x	0.6	x	0.5	x	SIMILAR
Total debt-to-equity	0.6	x	-3.4	x	0.3	x	0.1	x	0.0	x	0.0	x	0.8	x	0.5	x	0.0	x	-0.1	x	0.1	x	0.5	x	LARGER
Interest coverage	-7.2	x	-2.6	x	-21.6	x	15.0	x	N/A		-46.8	x	-11.2	x	3.6	x	-12.7	x	-10.4	x	-9.2	x	42.1	x	LARGER

Note:  All data based on latest 12 months financial data.

Apollo LNG, Inc.

Comparative Ratio Analysis

Ticker Definitions:

AOOR = Apollo Resources International

EBOF = Earth Biofuels Inc.

EPG = Environmental Power Corp.

FSYS = Fuel Systems Solutions, Inc.

GPRE = Green Plains Renewable Energy Inc.

PEIX = Pacific Ethanol, Inc.

RTK = Rentech, Inc.

VSE = Verasun Energy, Corp.

XNL = Xethanol Corporation

Public Company	AOOR	EBOF	EPG	FSYS	GPRE	PEIX	RTK	VSE	XNL	Mean	Median	Apollo LNG	Comparability

Profitability
Gross profit margin	(13.6)%	6.2%	(2.6)%	27.4%	N/A	5.8%	5.4%	30.3%	3.2%	7.8%	5.6%	18.0%	LARGER
Operating expenses-to-revenue	229.6%	443.1%	23.7%	20.4%	N/A	10.9%	132.1%	8.4%	97.1%	120.7%	60.4%	14.5%	SMALLER
Operating margin	(243.1)%	(436.9)%	(26.3)%	7.0%	N/A	(5.1)%	(126.7)%	21.9%	(93.9)%	(112.9)%	(60.1)%	3.4%	LARGER
EBITDA-to-revenue	(114.2)%	(121.8)%	(21.8)%	10.0%	N/A	(4.1)%	(82.7)%	28.8%	(66.6)%	(46.5)%	(44.2)%	113.8%	LARGER
EBIT-to-revenue	(143.0)%	(122.0)%	(22.7)%	6.5%	N/A	(5.2)%	(90.5)%	26.9%	(73.9)%	(53.0)%	(48.3)%	110.4%	LARGER
Pretax income-to-revenue	(241.4)%	(489.8)%	(25.8)%	5.5%	N/A	(62.3)%	(139.8)%	10.3%	(150.1)%	(136.7)%	(101.1)%	107.8%	LARGER
Pretax income-to-equity	(149.7)%	2802.7%	(60.6)%	11.4%	0.2%	(35.4)%	(43.3)%	9.8%	(27.6)%	278.6%	(27.6)%	127.2%	LARGER
Pretax income-to-total assets	(56.5)%	(89.6)%	(11.5)%	5.9%	0.2%	(32.4)%	(22.0)%	6.2%	(26.8)%	(25.2)%	(22.0)%	82.1%	LARGER
Net income-to-revenue	(241.4)%	(489.8)%	(25.6)%	(2.1)%	N/A	(62.3)%	(140.8)%	5.9%	(150.1)%	(138.3)%	(101.6)%	70.0%	LARGER
Net income-to-equity	(149.7)%	2802.7%	(60.2)%	(4.4)%	0.2%	(35.4)%	(43.6)%	5.6%	(27.6)%	276.4%	(27.6)%	82.7%	LARGER
Net income-to-total assets	(56.5)%	(89.6)%	(11.4)%	(2.3)%	0.2%	(32.4)%	(22.1)%	3.5%	(26.8)%	(26.4)%	(22.1)%	53.4%	LARGER
Gross cash flow-to-revenue	(212.7)%	(489.5)%	(24.7)%	1.4%	N/A	(61.2)%	(133.0)%	7.8%	(142.7)%	(131.8)%	(97.1)%	73.5%	LARGER
Effective tax rate	0.0%	0.0%	0.6%	138.9%	0.0%	(0.0)%	(0.7)%	42.9%	0.0%	20.2%	0.0%	35.0%	LARGER
Dividends-to-net income	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	(0.7)%	0.0%	0.0%	(0.1)%	0.0%	0.0%	SIMILAR

Depreciation & capital exp.
Depreciation-to-revenue	28.8%	0.2%	1.0%	3.5%	N/A	1.1%	7.8%	2.0%	7.3%	6.5%	2.7%	3.4%	LARGER
Capital expenditures-to-revenue	27.0%	49.2%	8.2%	2.3%	N/A	29.4%	9.7%	11.2%	4.0%	17.6%	10.5%	0.1%	SMALLER
Capital expenditures-to-depreciation	0.9	x	201.3	x	8.5	x	0.7	x	1320.8	x	26.6	x	1.2	x	5.7	x	0.6	x	174.0	x	5.7	x	0.0	x	SMALLER

Dupont analysis
Net income-to-pretax income	100.0%	100.0%	99.4%	(38.9)%	100.0%	100.0%	100.7%	57.1%	100.0%	79.8%	100.0%	65.0%	SMALLER
Pretax income-to-EBIT	168.9%	401.4%	113.6%	84.8%	(7.9)%	1201.2%	154.5%	38.4%	203.1%	262.0%	154.5%	97.6%	SMALLER
EBIT-to-revenue	(143.0)%	(122.0)%	(22.7)%	6.5%	N/A	(5.2)%	(90.5)%	26.9%	(73.9)%	(53.0)%	(48.3)%	110.4%	LARGER
Revenue-to-total assets	23.4%	18.3%	44.5%	106.7%	0.0%	52.0%	15.7%	60.1%	17.9%	37.6%	23.4%	76.2%	LARGER
Total assets-to-equity	264.9%	(3126.6)%	528.1%	193.6%	109.2%	109.4%	197.1%	157.6%	103.0%	(162.6)%	157.6%	154.9%	SIMILAR
Return on equity	(149.7)%	2802.7%	(60.2)%	(4.4)%	N/A	(35.4)%	(43.6)%	5.6%	(27.6)%	310.9%	(31.5)%	82.7%	LARGER

Note:  All data based on latest 12 months financial data.

Exhibit 4

Apollo LNG, Inc.

Revenue and Gross Profit Forecast

	Remaining	Projected
	3 months	December 31,
	2006	2007	2008	2009	2010	2011

Gallons of LNG sold	6,471,520	28,470,000	31,311,844	34,437,358	37,874,857	41,655,483

Product sales - LNG	$3,868,640	$16,481,164	$20,217,566	$26,330,202	$31,854,299	$36,785,658

Cost of goods sold
Commodity cost	2,703,767	11,356,564	13,955,198	18,065,236	22,006,836	25,122,123
Fees, imbalances	94,059	394,425	418,825	438,302	482,053	530,171
LNG delivery	453,006	1,992,900	2,191,829	2,410,615	2,651,240	2,915,884
Total cost of goods sold	3,250,832	13,743,889	16,565,852	20,914,153	25,140,129	28,568,178

Gross profit (loss)	$617,808	$2,737,275	$3,651,714	$5,416,049	$6,714,170	$8,217,480

Assumptions:
Gallons sold per day	70,921	78,000	85,786	94,349	103,767	114,125
Gallons sold per day growth		10.0%	10.0%	10.0%	10.0%	10.0%
Price per gallon	$0.60	$0.58	$0.65	$0.76	$0.84	$0.88
Price per gallon growth		(3.2)%	11.5%	18.4%	10.0%	5.0%
Commodity cost per gallon	$0.42	$0.40	$0.45	$0.52	$0.58	$0.60
Commodity cost per gallon growth		(4.5)%	11.7%	17.7%	10.8%	3.8%
Gross profit per gallon excluding fees	$0.18	$0.18	$0.20	$0.24	$0.26	$0.28
Monte carlo assumptions
Low	$0.16	$0.16	$0.18	$0.22	$0.24	$0.26
Expected	$0.18	$0.18	$0.20	$0.24	$0.26	$0.28
Max	$0.20	$0.20	$0.22	$0.26	$0.28	$0.30
Fees per gallon	$0.01	$0.01	$0.01	$0.01	$0.01	$0.01
LNG delivery per gallon	$0.07	$0.07	$0.07	$0.07	$0.07	$0.07
Profit per gallon (excl. delivery)	$0.17	$0.17	$0.19	$0.23	$0.25	$0.27
Profit per gallon (incl. delivery)	$0.10	$0.10	$0.12	$0.16	$0.18	$0.20

Note:

Differences due to rounding.

Exhibit 5

Apollo LNG, Inc.

Forecast

	Remaining	Projected
	3 months	December 31,
(in thousands of $ unless otherwise noted)	2006	2007	2008	2009	2010	2011

Total revenue, net	3,868.6	16,481.2	20,217.6	26,330.2	31,854.3	36,785.7

Total cost of goods sold	3,250.8	13,743.9	16,565.9	20,914.2	25,140.1	28,568.2

Gross profit	617.8	2,737.3	3,651.7	5,416.0	6,714.2	8,217.5

Total operating expenses	1,404.4	4,017.5	2,812.3	2,952.9	3,100.5	3,255.5

Invested pretax capital income	(786.6)	(1,280.2)	839.5	2,463.2	3,613.7	4,961.9

Income tax expense	0.0	0.0	0.0	432.5	1,264.8	1,736.7

Invested capital income	(786.6)	(1,280.2)	839.5	2,030.7	2,348.9	3,225.3

Net operating loss tax benefit:
NOL available	0.0	786.6	2,066.8	1,227.4	0.0	0.0
NOL applied (accrued)	(786.6)	(1,280.2)	839.5	1,227.4	0.0	0.0
NOL remaining	786.6	2,066.8	1,227.4	0.0	0.0	0.0

Additional items:
EBITDA	(414.6)	207.8	2,327.5	3,951.2	5,524.9	7,169.1
EBIT	(786.6)	(1,280.2)	839.5	2,463.2	3,613.7	4,961.9
Depreciation and amortization	372.0	1,488.0	1,488.0	1,488.0	1,911.3	2,207.1
Capital expenditures	62.5	250.0	250.0	250.0	250.0	250.0
Working capital excluding cash and debt	464.2	494.4	606.5	789.9	955.6	1,103.6
Decrease (increase) in net working capital	3,196.4	(30.2)	(112.1)	(183.4)	(165.7)	(147.9)

Assumptions:
Revenue growth	NMF	N/A	22.7%	30.2%	21.0%	15.5%
Gross margin	16.0%	16.6%	18.1%	20.6%	21.1%	22.3%
Operating expenses (% of revenue)	36.3%	24.4%	13.9%	11.2%	9.7%	8.9%
Tax rate	35.0%	35.0%	35.0%	35.0%	35.0%	35.0%
Depreciation & amortization (% of revenue)	9.6%	9.0%	7.4%	5.7%	6.0%	6.0%
Capital expenditures (% of depreciation)	1.6%	1.5%	1.2%	0.9%	0.8%	0.7%
Net working capital (% of revenue)	3.0%	3.0%	3.0%	3.0%	3.0%	3.0%

Exhibit 6

Apollo LNG, Inc.

Multiples Calculation

Ticker Definitions:

AOOR = Apollo Resources International

EBOF = Earth Biofuels Inc.

EPG = Environmental Power Corp.

FSYS = Fuel Systems Solutions, Inc.

GPRE = Green Plains Renewable Energy Inc.

PEIX = Pacific Ethanol, Inc.

RTK = Rentech, Inc.

VSE = Verasun Energy, Corp.

XNL = Xethanol Corporation

Valuation Date     Sep. 30, 2006

(millions except per share data)

Public company	AOOR	EBOF		EPG		FSYS		GPRE		PEIX		RTK		VSE		XNL	High		Low		Average		Median

Shares outstanding	201.8	215.0		9.7		15.0		4.4		37.2		141.4		75.2		27.3
Price per share	$0.23	$2.34		$4.49		$12.72		$18.77		$14.04		$4.63		$16.05		$3.03
MVE	$46.4	$503.2		$43.3		$190.9		$82.6		$522.6		$654.7		$1,207.3		$82.7	$1,207.3		$43.3		$370.4		$190.9

Preferred stock	25.0	0.0		0.0		0.0		0.0		0.0		0.0		0.0		0.0

Minority interest	0.2	0.0		0.0		3.1		0.0		0.0		0.0		0.0		0.0

Total interest bearing debt	$22.3	$3.6		$5.9		$12.5		$0.4		$2.1		$68.9		$208.8		$0.3

MVIC	$93.9	$506.8		$49.2		$206.5		$83.0		$524.8		$723.7		$1,416.2		$82.9	$1,416.2		$49.2		$409.7		$206.5
Cash, as reported	$0.9	$0.4		$9.6		$17.6		$25.6		$140.0		$65.6		$312.9		$25.9
MVIC - cash-free	$93.1	$506.4		$39.7		$188.9		$57.4		$384.8		$658.0		$1,103.2		$57.0	$1,103.2		$39.7		$343.2		$188.9

Debt-to-MVIC	24.0%	0.7%		12.0%		7.6%		0.5%		0.4%		9.5%		14.7%		0.3%	24.0%		0.3%		7.7%		7.6%
Equity-to-MVIC	76.0%	99.3%		88.0%		92.4%		99.5%		99.6%		90.5%		85.3%		99.7%	99.7%		76.0%		92.3%		92.4%

Earnings Streams
Revenue
Fiscal 2006	N/A	13.3		55.6		203.1		0.0		194.5		115.4		555.0		N/A	555.0		0.0		162.4		115.4
Fiscal 2007	N/A	27.8		63.4		230.0		15.5		375.9		135.8		648.0		N/A	648.0		15.5		213.8		135.8
Fiscal 2008	N/A	42.1		92.4		N/A		232.5		767.1		N/A		1,134.7		N/A	1,134.7		42.1		453.8		232.5
Fiscal 2009	N/A	N/A		N/A		N/A		N/A		N/A		N/A		1,260.0		N/A	1,260.0		1,260.0		1,260.0		1,260.0
Fiscal 2010	N/A	N/A		N/A		N/A		N/A		N/A		N/A		1,116.4		N/A	1,116.4		1,116.4		1,116.4		1,116.4

EBITDA
Fiscal 2006	N/A	N/A		(6.8)		23.5		N/A		N/A		3.1		199.5		N/A	199.5		(6.8)		54.9		13.3
Fiscal 2007	N/A	N/A		(4.9)		33.3		N/A		46.9		12.5		201.0		N/A	201.0		(4.9)		57.8		33.3
Fiscal 2008	N/A	N/A		15.9		N/A		N/A		131.5		N/A		299.3		N/A	299.3		15.9		148.9		131.5
Fiscal 2009	N/A	N/A		N/A		N/A		N/A		N/A		N/A		321.3		N/A	321.3		321.3		321.3		321.3
Fiscal 2010	N/A	N/A		N/A		N/A		N/A		N/A		N/A		59.7		N/A	59.7		59.7		59.7		59.7

Earnings per share
Fiscal 2006	N/A	(0.1)		(0.8)		0.7		(0.6)		(0.1)		(0.0)		1.5		N/A	1.5		(0.8)		0.1		(0.1)
Fiscal 2007	N/A	(0.0)		(0.9)		1.0		6.8		0.4		0.0		1.3		N/A	6.8		(0.9)		1.2		0.4
Fiscal 2008	N/A	(0.1)		0.0		N/A		N/A		1.4		N/A		2.0		N/A	2.0		(0.1)		0.8		0.7
Fiscal 2009	N/A	N/A		N/A		N/A		N/A		N/A		N/A		1.4		N/A	1.4		1.4		1.4		1.4
Fiscal 2010	N/A	N/A		N/A		N/A		N/A		N/A		N/A		0.8		N/A	0.8		0.8		0.8		0.8

Implied Multiples
MVIC-to-revenue (cash-free)
Fiscal 2006	N/A	38.1	x	0.7	x	0.9	x	N/A		2.0	x	5.7	x	2.0	x	N/A	38.1	x	0.7	x	8.2	x	2.0	x
Fiscal 2007	N/A	18.2	x	0.6	x	0.8	x	3.7	x	1.0	x	4.8	x	1.7	x	N/A	18.2	x	0.6	x	4.4	x	1.7	x
Fiscal 2008	N/A	12.0	x	0.4	x	N/A		0.2	x	0.5	x	N/A		1.0	x	N/A	12.0	x	0.2	x	2.8	x	0.5	x
Fiscal 2009	N/A	N/A		N/A		N/A		N/A		N/A		N/A		0.9	x	N/A	0.9	x	0.9	x	0.9	x	0.9	x
Fiscal 2010	N/A	N/A		N/A		N/A		N/A		N/A		N/A		1.0	x	N/A	1.0	x	1.0	x	1.0	x	1.0	x

MVIC-to-EBITDA (cash free)
Fiscal 2006	N/A	N/A		N/A		8.0	x	N/A		N/A		212.3	x	5.5	x	N/A	212.3	x	5.5	x	75.3	x	8.0	x
Fiscal 2007	N/A	N/A		N/A		5.7	x	N/A		8.2	x	52.6	x	5.5	x	N/A	52.6	x	5.5	x	18.0	x	6.9	x
Fiscal 2008	N/A	N/A		2.5	x	N/A		N/A		2.9	x	N/A		3.7	x	N/A	3.7	x	2.5	x	3.0	x	2.9	x
Fiscal 2009	N/A	N/A		N/A		N/A		N/A		N/A		N/A		3.4	x	N/A	3.4	x	3.4	x	3.4	x	3.4	x
Fiscal 2010	N/A	N/A		N/A		N/A		N/A		N/A		N/A		18.5	x	N/A	18.5	x	18.5	x	18.5	x	18.5	x

Price-to-earnings
Fiscal 2006	N/A	N/A		N/A		287.1	x	N/A		N/A		N/A		789.6	x	N/A	789.6	x	287.1	x	538.4	x	538.4	x
Fiscal 2007	N/A	N/A		N/A		191.9	x	12.1	x	1179.7	x	21824.0	x	957.5	x	N/A	21824.0	x	12.1	x	4833.0	x	957.5	x
Fiscal 2008	N/A	N/A		N/A		N/A		N/A		372.5	x	N/A		611.0	x	N/A	611.0	x	372.5	x	491.8	x	491.8	x
Fiscal 2009	N/A	N/A		N/A		N/A		N/A		N/A		N/A		850.2	x	N/A	850.2	x	850.2	x	850.2	x	850.2	x
Fiscal 2010	N/A	N/A		N/A		N/A		N/A		N/A		N/A		1509.2	x	N/A	1509.2	x	1509.2	x	1509.2	x	1509.2	x

Notes:

MVE = Market value of equity.

MVIC = Market value of invested capital.

Exhibit 7

Apollo LNG, Inc.

Multiples Calculation - Terminal Multiple

Ticker Definitions:

ALJ = Alon USA Energy Inc.

DK = Delek US Holdings Inc.

HOC = Holly Corp.

LYO = Lyondell Chemical Co.

SUN = Sunoco Inc.

TSO = Tesoro Corp.

VLO = Valero Energy Corp.

WNR = Western Refining Inc.

XTXI = Crosstex Energy Inc.

Valuation Date     Sep. 30, 2006

(millions except per share data)

Public company	ALJ		DK		HOC		LYO		SUN		TSO		VLO		WNR		XTXI		High		Low		Average		Median

Shares outstanding	46.8		50.9		57.9		247.9		130.4		68.2		612.9		68.4		15.3
Price per share	$29.49		$18.50		$43.33		$25.37		$62.19		$57.98		$51.47		$23.24		$89.57
MVE	$1,380.3		$941.5		$2,506.9		$6,288.1		$8,110.1		$3,957.1		$31,544.1		$1,589.2		$1,371.7		$31,544.1		$941.5		$6,409.9		$2,506.9

Preferred stock	0.0		0.0		0.0		0.0		0.0		0.0		53.0		0.0		0.0

Minority interest	12.6		0.0		0.0		167.0		745.0		0.0		0.0		0.0		411.2

Total interest bearing debt	$31.2		$212.9		$0.0		$5,836.0		$1,438.0		$1,042.0		$5,188.0		$0.0		$818.8

MVIC	$1,424.0		$1,154.4		$2,506.9		$12,291.1		$10,293.1		$4,999.1		$36,785.1		$1,589.2		$2,601.8		$36,785.1		$1,154.4		$8,182.7		$2,601.8
Cash, as reported	$204.3		$95.0		$117.9		$320.0		$600.0		$620.0		$937.0		$183.5		$9.5
MVIC - cash-free	$1,219.7		$1,059.3		$2,389.1		$11,971.1		$9,693.1		$4,379.1		$35,848.1		$1,405.7		$2,592.3		$35,848.1		$1,059.3		$7,839.7		$2,592.3

Debt-to-MVIC	3.1%		18.4%		0.0%		48.8%		21.2%		20.8%		14.1%		0.0%		47.3%		48.8%		0.0%		19.3%		18.4%
Equity-to-MVIC	96.9%		81.6%		100.0%		51.2%		78.8%		79.2%		85.9%		100.0%		52.7%		100.0%		51.2%		80.7%		81.6%

Earnings Streams
Revenue (latest twelve months)	2,587.1		2,822.4		3,771.8		19,619.0		35,126.0		18,075.0		96,099.0		3,959.5		3,412.1
EBITDA (latest twelve months)	221.1		211.8		380.7		1,993.0		2,395.0		1,484.0		8,630.0		290.6		91.7

Implied Multiples
MVIC-to-revenue (cash-free)	0.5	x	0.4	x	0.6	x	0.6	x	0.3	x	0.2	x	0.4	x	0.4	x	0.8	x	0.8	x	0.2	x	0.5	x	0.4	x
MVIC-to-EBITDA (cash free)	5.5	x	5.0	x	6.3	x	6.0	x	4.0	x	3.0	x	4.2	x	4.8	x	28.3	x	28.3	x	3.0	x	7.5	x	5.0	x

Notes:

MVE = Market value of equity.

MVIC = Market value of invested capital.

Exhibit 8

Apollo LNG, Inc.

Historical Multiples Analysis

Ticker Definitions:
ALJ = Alon USA Energy Inc.
DK = Delek US Holdings Inc.
HOC = Holly Corp.
LYO = Lyondell Chemical Co.
SUN = Sunoco Inc.
TSO = Tesoro Corp.
VLO = Valero Energy Corp.
WNR = Western Refining Inc.
XTXI = Crosstex Energy Inc.

Ticker	ALJ

Valuation Date (millions except per share data)			09/30/06		06/30/06		03/31/06		12/31/05		09/30/05		06/30/05		03/31/05		12/31/04		09/30/04		06/30/04		03/31/04

Implied Multiples	Average
MVIC-to-revenue (cash-free)
ALJ	0.4	x	0.5	x	0.5	x	0.3	x	0.3	x	0.4	x
DK	0.3	x	0.3	x	0.3	x
HOC	0.4	x	0.6	x	0.7	x	0.6	x	0.5	x	0.6	x	0.6	x	0.6	x	0.4	x	0.4	x	0.3	x	0.3	x
LYO	1.4	x	0.6	x	0.6	x	0.6	x	0.6	x	0.8	x	1.0	x	1.5	x	2.0	x	1.6	x	1.6	x	1.6	x
SUN	0.3	x	0.3	x	0.3	x	0.4	x	0.4	x	0.4	x	0.4	x	0.3	x	0.3	x	0.4	x	0.3	x	0.4	x
TSO	0.3	x	0.2	x	0.3	x	0.3	x	0.3	x	0.3	x	0.3	x	0.3	x	0.3	x	0.3	x	0.3	x	0.3	x
VLO	0.4	x	0.4	x	0.5	x	0.5	x	0.5	x	0.5	x	0.4	x	0.4	x	0.3	x	0.3	x	0.3	x	0.3	x
WNR	0.4	x	0.4	x	0.3	x	0.4	x
XTXI	0.5	x	0.8	x	0.7	x	0.6	x	0.5	x	0.4	x	0.4	x	0.3	x	0.3	x	0.4	x	0.5	x	0.5	x

Average excluding LYO & XTXI	0.5	x	0.4	x	0.4	x	0.4	x	0.4	x	0.5	x	0.4	x	0.4	x	0.3	x	0.3	x	0.3	x	0.3	x

MVIC-to-EBITDA (cash free)
ALJ	5.3	x	5.5	x	5.5	x	4.3	x	3.8	x	7.2	x
DK	4.1	x	4.5	x	3.7	x
HOC	5.0	x	6.0	x	6.7	x	5.9	x	4.7	x	6.2	x	8.2	x	7.3	x	4.8	x	4.9	x	3.1	x	5.0	x
LYO	17.9	x	6.0	x	5.6	x	5.4	x	5.8	x	7.3	x	7.3	x	9.6	x	14.4	x	13.9	x	16.1	x	21.2	x
SUN	6.3	x	4.0	x	4.5	x	5.8	x	5.5	x	6.2	x	6.0	x	5.6	x	4.9	x	5.7	x	5.1	x	6.3	x
TSO	7.2	x	3.0	x	3.7	x	4.3	x	3.9	x	4.9	x	5.2	x	4.2	x	3.5	x	3.3	x	3.3	x	4.8	x
VLO	6.2	x	4.2	x	5.2	x	6.0	x	5.8	x	6.1	x	5.3	x	5.4	x	4.2	x	4.6	x	5.1	x	6.6	x
WNR	5.1	x	4.8	x	4.4	x	6.1	x
XTXI	19.0	x	28.3	x	26.5	x	24.0	x	25.3	x	21.9	x	14.3	x	13.3	x	12.4	x	13.7	x	14.1	x	15.4	x

Average excluding LYO & XTXI	6.2	x	4.6	x	4.8	x	5.4	x	4.7	x	6.1	x	6.2	x	5.6	x	4.4	x	4.6	x	4.2	x	5.7	x

Valuation Date (millions except per share data)			12/31/03		09/30/03		06/30/03		03/31/03		12/31/02		09/30/02		06/30/02		03/31/02		12/31/01		09/30/01

Implied Multiples	Average
MVIC-to-revenue (cash-free)
ALJ	0.4	x
DK	0.3	x
HOC	0.4	x	0.3	x	0.3	x	0.4	x	0.4	x	0.3	x	0.2	x	0.2	x	0.3	x	0.3	x	0.2	x
LYO	1.4	x	1.7	x	1.5	x	1.6	x	1.6	x	1.7	x	1.6	x	1.8	x	1.8	x	1.6	x	1.4	x
SUN	0.3	x	0.3	x	0.3	x	0.3	x	0.3	x	0.3	x	0.3	x	0.4	x	0.4	x	0.3	x	0.3	x
TSO	0.3	x	0.3	x	0.3	x	0.3	x	0.3	x	0.3	x	0.4	x	0.5	x	0.4	x	0.3	x	0.3	x
VLO	0.4	x	0.3	x	0.2	x	0.2	x	0.2	x	0.3	x	0.3	x	0.5	x	0.6	x	0.4	x	0.2	x
WNR	0.4	x
XTXI	0.5	x

Average excluding LYO & XTXI	0.5	x	0.3	x	0.3	x	0.3	x	0.3	x	0.3	x	0.3	x	0.4	x	0.4	x	0.3	x	0.2	x

MVIC-to-EBITDA (cash free)
ALJ	5.3	x
DK	4.1	x
HOC	5.0	x	5.9	x	4.8	x	6.9	x	7.9	x	6.5	x	2.7	x	2.2	x	2.0	x	2.1	x	1.6	x
LYO	17.9	x	73.7	x	51.7	x	35.8	x	21.8	x	14.1	x	12.0	x	14.9	x	15.0	x	12.4	x	11.1	x
SUN	6.3	x	5.6	x	4.5	x	5.6	x	5.9	x	10.2	x	14.9	x	11.4	x	7.2	x	4.3	x	3.0	x
TSO	7.2	x	4.8	x	4.6	x	6.7	x	9.6	x	17.9	x	19.9	x	18.3	x	12.8	x	6.3	x	6.0	x
VLO	6.2	x	5.4	x	4.9	x	5.4	x	6.3	x	9.7	x	10.6	x	11.8	x	10.2	x	4.6	x	2.7	x
WNR	5.1	x
XTXI	19.0	x

Average excluding LYO & XTXI	6.2	x	5.4	x	4.7	x	6.2	x	7.4	x	11.1	x	12.0	x	10.9	x	8.1	x	4.3	x	3.3	x

Notes:

MVE = Market value of equity.

MVIC = Market value of invested capital.

Exhibit 9

Apollo LNG, Inc.

Discounted Cash Flow Analysis

	Remaining	Projected
	3 months	December 31,
(in thousands of $ unless otherwise noted)	2006	2007	2008	2009		2010	2011

Total revenue	3,868.6	16,481.2	20,217.6	26,330.2		31,854.3	36,785.7
growth			22.7%	30.2%		21.0%	15.5%

EBITDA	(414.6)	207.8	2,327.5	3,951.2		5,524.9	7,169.1
margin	(10.7)%	1.3%	11.5%	15.0%		17.3%	19.5%

Depreciation and amortization	372.0	1,488.0	1,488.0	1,488.0		1,911.3	2,207.1

EBIT	(786.6)	(1,280.2)	839.5	2,463.2		3,613.7	4,961.9
margin	(20.3)%	(7.8)%	4.2%	9.4%		11.3%	13.5%

Income tax expense	0.0	0.0	0.0	432.5		1,264.8	1,736.7

Invested capital net income	(786.6)	(1,280.2)	839.5	2,030.7		2,348.9	3,225.3

Adjustments to cash flow:
Depreciation and amortization	372.0	1,488.0	1,488.0	1,488.0		1,911.3	2,207.1
Capital expenditures	(62.5)	(250.0)	(250.0)	(250.0)		(250.0)	(250.0)
Decrease (increase) in working capital	3,196.4	(30.2)	(112.1)	(183.4)		(165.7)	(147.9)
Total adjustments to cash flow	3,505.9	1,207.8	1,125.9	1,054.6		1,495.5	1,809.2

Invested capital cash flow	2,719.3	(72.4)	1,965.4	3,085.3		3,844.4	5,034.5

Discount periods	0.125	0.750	1.750	2.750		3.750	4.750
Discount rate	20.0%
Present value factor @ 20 percent	0.9775	0.8722	0.7268	0.6057		0.5047	0.4206

Discounted cash flow	2,658.0	(63.2)	1,428.5	1,868.7		1,940.4	2,117.6

Total present value during projection period							9,950.1

Residual value:
2011 EBITDA				7,169.1
Terminal EBITDA multiple				7.0	x
Terminal value						50,183.6
Present value factor						0.3840
Present value of residual							19,269.0

Value of operations							29,219.1
Value of nonoperating assets							3,837.7

Indication of MVIC							$33,100.0

Sensitivity Analysis

MVIC indication

Terminal		Discount Rate
Multiple		15.0%	17.5%	20.0%	22.5%	25.0%
5.0	x	32,200.0	29,700.0	27,600.0	25,600.0	23,900.0
6.0	x	35,600.0	32,800.0	30,300.0	28,100.0	26,200.0
7.0	x	39,000.0	35,900.0	33,100.0	30,600.0	28,400.0
8.0	x	42,500.0	38,900.0	35,800.0	33,000.0	30,600.0
9.0	x	45,900.0	42,000.0	38,600.0	35,500.0	32,800.0

Notes:

LTM = Latest 12 months.

NMF = Not meaningful figure.

N/A = Not available.

Exhibit 10

Apollo LNG, Inc.

Monte Carlo Simulation

Crystal Ball Report - Full

Simulation started on 10/11/2006 at 15:50:21

Simulation stopped on 10/11/2006 at 15:52:51

Run preferences:
Number of trials run	10,000
Monte Carlo
Seed	999
Precision control on
Confidence level	95.00%

Run statistics:
Total running time (sec)	150.20
Trials/second (average)	67
Random numbers per sec	732

Crystal Ball data:
Assumptions	11
Correlations	9
Correlated groups	2
Decision variables	0
Forecasts	1

Forecasts

Forecast: DCF Indication of MVIC

Summary:

Entire range is from $27,500.0  to $39,300.0

Base case is $33,100.0

After 10,000 trials, the std. error of the mean is $17.3

Statistics:	Forecast values
Trials	10,000
Mean	$33,307.1
Median	$33,300.0
Mode	$32,900.0
Standard Deviation	$1,732.4
Variance	$3,001,241.7
Skewness	0.0471
Kurtosis	2.81
Coeff. of Variability	0.0520
Minimum	$27,500.0
Maximum	$39,300.0
Range Width	$11,800.0
Mean Std. Error	$17.3

Percentiles:	Forecast values
0%	$27,500.0
10%	$31,100.0
20%	$31,800.0
30%	$32,400.0
40%	$32,900.0
50%	$33,300.0
60%	$33,700.0
70%	$34,200.0
80%	$34,800.0
90%	$35,600.0
100%	$39,300.0

End of Forecasts

Assumptions

Assumption: Operating expense reduction 2007

Triangular distribution with parameters:
Minimum	50.0%
Likeliest	75.0%
Maximum	100.0%

Correlated with:	Coefficient
Operating expense reduction 2008	0.50

Assumption: Operating expense reduction 2008

Triangular distribution with parameters:
Minimum	40.0%
Likeliest	50.0%
Maximum	75.0%

Correlated with:	Coefficient
Operating expense reduction 2007	0.50
Operating expense reduction 2009	0.50

Assumption: Operating expense reduction 2009

Triangular distribution with parameters:
Minimum	35.0%
Likeliest	50.0%
Maximum	60.0%

Correlated with:	Coefficient
Operating expense reduction 2010	0.50
Operating expense reduction 2008	0.50

Assumption: Operating expense reduction 2010

Triangular distribution with parameters:
Minimum	35.0%
Likeliest	50.0%
Maximum	60.0%

Correlated with:	Coefficient
Operating expense reduction 2011	0.50
Operating expense reduction 2009	0.50

Assumption: Operating expense reduction 2011

Triangular distribution with parameters:
Minimum	35.0%
Likeliest	50.0%
Maximum	60.0%

Correlated with:	Coefficient
Operating expense reduction 2010	0.50

Assumption: 2006 Gross Profit

Triangular distribution with parameters:
Minimum	$0.16
Likeliest	$0.18
Maximum	$0.20

Correlated with:	Coefficient
2007 Gross Profit	0.50

Assumption: 2007 Gross Profit

Triangular distribution with parameters:
Minimum	$0.16
Likeliest	$0.18
Maximum	$0.20

Correlated with:	Coefficient
2008 Gross Profit	0.50
2006 Gross Profit	0.50

Assumption: 2008 Gross Profit

Triangular distribution with parameters:
Minimum	$0.18
Likeliest	$0.20
Maximum	$0.22

Correlated with:	Coefficient
2007 Gross Profit	0.50
2009 Gross Profit	0.50

Assumption: 2009 Gross Profit

Triangular distribution with parameters:
Minimum	$0.22
Likeliest	$0.24
Maximum	$0.26

Correlated with:	Coefficient
2008 Gross Profit	0.50
2010 Gross Profit	0.50

Assumption: 2010 Gross Profit

Triangular distribution with parameters:
Minimum	$0.24
Likeliest	$0.26
Maximum	$0.28

Correlated with:	Coefficient
2011 Gross Profit	0.50
2009 Gross Profit	0.50

Assumption: 2011 Gross Profit

Triangular distribution with parameters:
Minimum	$0.26
Likeliest	$0.28
Maximum	$0.30

Correlated with:	Coefficient
2010 Gross Profit	0.50

End of Assumptions

Exhibit 11

Apollo LNG, Inc.

Internal Transaction Method

Apollo Resources, Inc. purchased Applied LNG Technologies U.S.A, L.L.C. and TxHLDM on November 30, 2005. Apollo Resources, Inc. combined these two companies into Apollo LNG, Inc.

(in thousands of $ unless otherwise noted)
Consideration:

Paid for Applied LNG Technologies U.S.A, L.L.C.
Series A Preferred shares in Apollo LNG, Inc.	$12,500.0
Series B Preferred shares in Apollo LNG, Inc.	12,500.0

Total paid for Applied LNG Technologies U.S.A, L.L.C.	$25,000.0

Paid for TxHLDM:
Cash	$4,500.0
Promissory note	6,000.0

Total paid for TxHLDM, Inc.	$10,500.0

Total paid for Applied LNG Technologies U.S.A, L.L.C. and TxHLDM, Inc.	$35,500.0
Value of nonoperating assets	3,837.7

Indication of MVIC	$39,300.0

Exhibit 12

Apollo LNG, Inc.

Correlation and Exchange Ratio

			Weighted
	Indication	Weighting	Indication
Correlation of MVIC including nonoperating assets:
Discounted cash flow analysis	$33,100,000	50.0%	$16,550,000
Internal transaction method	$39,300,000	50.0%	$19,650,000

Concluded value of invested capital			$36,000,000

Interest-bearing debt (represented by management at Valuation Date)			$6,000,000

Concluded value of equity (rounded)			$30,000,000

Closing price per share of Earth Biofuels stock as of October 10, 2006		$1.99

Restricted stock discount		20.0%

Exchange price per share of Earth Biofuels stock as of October 10, 2006			$1.59

Shares of Earth Biofuels stock to be exchanged for Apollo LNG, Inc. (rounded)			18,844,222

Number of outstanding Earth Biofuels shares as of October 10, 2006			215,037,000

Percent of Earth Biofuels acquired by Apollo Resources, Inc.			8.1%

Sensitivity Analysis

Shares to be exchanged

Restricted Stock	Value of Invested Capital in Apollo LNG
Discount	$32,000,000	$34,000,000	$36,000,000	$38,000,000	$40,000,000
10.0%	14,517,030	15,633,724	16,750,418	17,867,114	18,983,808
15.0%	15,370,972	16,553,356	17,735,738	18,918,120	20,100,502
20.0%	16,331,658	17,587,940	18,844,222	20,100,502	21,356,784
25.0%	17,420,436	18,760,470	20,100,502	21,440,536	22,780,570
30.0%	18,664,752	20,100,502	21,536,252	22,972,002	24,407,754

Exhibit 13

Earth Biofuels Inc.

Comparative Summary Balance Sheet

	FYE	As of
	Sep. 30,	Jun. 30,
(in thousands of $ unless otherwise noted)	2005	2006

ASSETS
Current assets:
Cash and equivalents	82.1	386.0
Accounts receivable	253.4	405.0
Inventory	131.4	174.0
Prepaid expenses	40.4	1,936.0
Other recievables	374.4	0.0
Other	0.0	1,135.0
Total current assets	881.6	4,036.0

Net fixed assets	455.4	11,568.0

Other assets:
Long-term investments	0.0	475.0
Goodwill	3,981.3	3,981.0
Other	261.4	13,078.0
Total other assets	4,242.7	17,534.0

Total assets	5,579.7	33,138.0

LIABILITIES & EQUITY
Current liabilities:
Accounts payable	763.2	1,575.0
Debt in current liabilities	0.0	3,575.0
Accrued expenses	12.6	0.0
Other	5,750.8	29,048.0
Total current liabilities	6,526.7	34,198.0

Total liabilities	6,526.7	34,198.0

Equity:
Capital stock	161.6	195.0
Paid-in capital	9,499.7	28,619.0
Retained earnings	(10,509.8)	(29,874.0)
Comprehensive income and other	(98.5)	0.0
Total equity	(947.0)	(1,060.0)

Total liabilities and equity	5,579.7	33,138.0

Additional data:
Net working capital	(5,645.1)	(30,162.0)
Working capital excluding cash and debt	(5,727.2)	(26,973.0)
Total interest bearing debt	0.0	3,575.0
Total invested capital	(947.0)	2,515.0
Decrease (increase) in net working capital	N/A	24,516.9

Sources and Notes:

SEC filings.

Differences due to rounding.

Earth Biofuels Inc.

Common Size Comparative Summary Balance Sheet

	FYE	As of
	Sep. 30,	Jun. 30,
	2005	2006

ASSETS
Current assets:
Cash and equivalents	1.5%	1.2%
Accounts receivable	4.5%	1.2%
Inventory	2.4%	0.5%
Prepaid expenses	0.7%	5.8%
Other recievables	6.7%	0.0%
Other	0.0%	3.4%
Total current assets	15.8%	12.2%

Net fixed assets	8.2%	34.9%

Other assets:
Long-term investments	0.0%	1.4%
Goodwill	71.4%	12.0%
Other	4.7%	39.5%
Total other assets	76.0%	52.9%

Total assets	100.0%	100.0%

LIABILITIES & EQUITY
Current liabilities:
Accounts payable	13.7%	4.8%
Debt in current liabilities	0.0%	10.8%
Accrued expenses	0.2%	0.0%
Other	103.1%	87.7%
Total current liabilities	117.0%	103.2%

Total liabilities	117.0%	103.2%

Equity:
Capital stock	2.9%	0.6%
Paid-in capital	170.3%	86.4%
Retained earnings	(188.4)%	(90.2)%
Comprehensive income and other	(1.8)%	0.0%
Total equity	(17.0)%	(3.2)%

Total liabilities and equity	100.0%	100.0%

Additional data:
Net working capital	(101.2)%	(91.0)%
Working capital excluding cash and debt	(102.6)%	(81.4)%
Total interest bearing debt	0.0%	10.8%
Total invested capital	(17.0)%	7.6%
Decrease (increase) in net working capital	N/A	74.0%

Earth Biofuels Inc.

Comparative Summary Income Statement

	FYE	LTM
	Sep. 30,	Jun. 30,
(in thousands of $ unless otherwise noted)	2005	2006

Total revenue, net	1,943.5	6,065.0

Total cost of goods sold	1,859.0	5,691.0

Gross profit	84.5	374.0

Operating expenses:
Selling, general and administrative expenses	1,406.0	7,776.0
Stock-based compensation	9,133.0	19,098.0
Total operating expenses	10,539.0	26,874.0

Operating income	(10,454.4)	(26,500.0)

Other income (expense)
Interest expense	0.0	(2,801.0)
Interest and investment income	0.0	9.0
Other income (expense)	0.9	(414.0)
Total other income (expense)	0.9	(3,206.0)

Pretax income	(10,453.6)	(29,706.0)

Income tax expense	0.0	0.0

Net income	(10,453.6)	(29,706.0)

Additional data:
Depreciation and amortization	4.8	15.0
Capital expenditures	443.8	2,983.0
Decrease (increase) in net working capital	N/A	24,516.9

OIBDA	(10,449.7)	(26,485.0)
EBITDA	(10,448.8)	(26,890.0)
EBIT	(10,453.6)	(26,905.0)
Gross cash flow	(10,448.8)	(29,691.0)

Sources and Notes:

SEC filings.

LTM = Latest 12 months.

Earth Biofuels Inc.

Common Size Comparative Summary Income Statement

	FYE	LTM
	Sep. 30,	Jun. 30,
	2005	2006

Total revenue, net	100.0%	100.0%

Total cost of goods sold	95.6%	93.8%

Gross profit	4.4%	6.2%

Operating expenses:
Selling, general and administrative expenses	72.3%	128.2%
Stock-based compensation	469.9%	314.9%
Total operating expenses	542.3%	443.1%

Operating income	(537.9)%	(436.9)%

Other income (expense)
Interest expense	0.0%	(46.2)%
Interest and investment income	0.0%	0.1%
Other income (expense)	0.0%	(6.8)%
Total other income (expense)	0.0%	(52.9)%

Pretax income	(537.9)%	(489.8)%

Income tax expense	0.0%	0.0%

Net income	(537.9)%	(489.8)%

Additional data:
Depreciation and amortization	0.2%	0.2%
Capital expenditures	22.8%	49.2%
Decrease (increase) in net working capital	N/A	404.2%

OIBDA	(537.7)%	(436.7)%
EBITDA	(537.6)%	(443.4)%
EBIT	(537.9)%	(443.6)%
Gross cash flow	(537.6)%	(489.5)%

Earth Biofuels Inc.

Ratio Analysis

	FYE		LTM
	Sep. 30,		Jun. 30,
	2005		2006
Liquidity
Current ratio	0.1		0.1
Quick ratio	0.1		0.0
Net working capital turnover	-0.3	x	-0.2	x
Net working capital-to-revenue	(290.5)%		(497.3)%
Working capital-to-revenue excluding cash and debt	(294.7)%		(444.7)%
Cash-to-revenue	4.2%		6.4%

Asset mix
Cash-to-total assets	1.5%		1.2%
Accounts receivable-to-total assets	4.5%		1.2%
Inventory-to-total assets	2.4%		0.5%
Net fixed assets-to-total assets	8.2%		34.9%

Activity
Inventory turnover	14.1	x	32.7	x
Inventory days	25.8		11.2
Accounts receivable turnover	7.7	x	15.0	x
Accounts receivable days	47.6		24.4
Accounts payable turnover	2.4	x	3.6	x
Accounts payable days	149.9		101.0
Net trade cycle	(76.5)		(65.5)
Asset turnover	0.3	x	0.2	x
Fixed asset turnover	4.3	x	0.5	x

Leverage
Total assets-to-equity	-5.9	x	-31.3	x
Total liabilities-to-equity	-6.9	x	-32.3	x
Total debt-to-equity	0.0	x	-3.4	x
Interest coverage	NMF		-9.6	x

Growth
Revenue	NMF		873.8%
EBITDA	NMF		NMF
EBIT	NMF		NMF
Net income	NMF		NMF
Assets	NMF		3427.2%

	FYE	LTM
	Sep. 30,	Jun. 30,
	2005	2006
Profitability
Gross profit margin	4.4%	6.2%
Operating expenses-to-revenue	542.3%	443.1%
Operating margin	(537.9)%	(436.9)%
EBITDA-to-revenue	(537.6)%	(443.4)%
EBIT-to-revenue	(537.9)%	(443.6)%
Pretax income-to-revenue	(537.9)%	(489.8)%
Pretax income-to-equity	1103.9%	2802.5%
Pretax income-to-total assets	(187.3)%	(89.6)%
Net income-to-revenue	(537.9)%	(489.8)%
Net income-to-equity	1103.9%	2802.5%
Net income-to-total assets	(187.3)%	(89.6)%
Gross cash flow-to-revenue	(537.6)%	(489.5)%
Effective tax rate	0.0%	0.0%
Dividends-to-net income	0.0%	0.0%

Depreciation & capital exp.
Depreciation-to-revenue	0.2%	0.2%
Capital expenditures-to-revenue	22.8%	49.2%
Capital expenditures-to-depreciation	9338.7%	19886.7%

Dupont analysis
Net income-to-pretax income	100.0%	100.0%
Pretax income-to-EBIT	100.0%	110.4%
EBIT-to-revenue	(537.9)%	(443.6)%
Revenue-to-total assets	34.8%	18.3%
Total assets-to-equity	(589.2)%	(3126.2)%
Return on equity	1103.9%	2802.5%

Notes:

(1) Growth averages calculated as compound annual growth rates.

NMF = Not meaningful figure.

N/A = Data insufficient to perform these calculations.

Differences due to rounding.

Exhibit 14

Earth Biofuels Inc.

Comparative Ratio Analysis

Ticker Definitions:

AOOR = Apollo Resources International

EBOF = Earth Biofuels Inc.

EPG = Environmental Power Corp.

FSYS = Fuel Systems Solutions, Inc.

GPRE = Green Plains Renewable Energy Inc.

PEIX = Pacific Ethanol, Inc.

RTK = Rentech, Inc.

VSE = Verasun Energy, Corp.

XNL = Xethanol Corporation

Public Company	AOOR	EBOF	EPG	FSYS	GPRE	PEIX	RTK	VSE	XNL	Mean	Median	Earth Biofuels	Comparability

Common size
Selected Income Statement Data
Total revenue, net	100.0%	100.0%	100.0%	100.0%	N/A	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	SIMILAR
Total cost of goods sold	113.6%	93.8%	102.6%	72.6%	N/A	94.2%	94.6%	69.7%	96.8%	92.2%	94.4%	93.8%	SIMILAR
OIBDA	(214.4)%	(436.7)%	(25.4)%	10.5%	N/A	(4.0)%	(118.9)%	23.9%	(86.6)%	(106.4)%	(56.0)%	(436.7)%	SMALLER
EBITDA	(114.2)%	(121.8)%	(21.8)%	10.0%	N/A	(4.1)%	(82.7)%	28.8%	(66.6)%	(46.5)%	(44.2)%	(443.4)%	SMALLER
Depreciation and amortization	28.8%	0.2%	1.0%	3.5%	N/A	1.1%	7.8%	2.0%	7.3%	6.5%	2.7%	0.2%	SMALLER
Operating income	(243.1)%	(436.9)%	(26.3)%	7.0%	N/A	(5.1)%	(126.7)%	21.9%	(93.9)%	(112.9)%	(60.1)%	(436.9)%	SMALLER
EBIT	(143.0)%	(122.0)%	(22.7)%	6.5%	N/A	(5.2)%	(90.5)%	26.9%	(73.9)%	(53.0)%	(48.3)%	(443.6)%	SMALLER
Interest expense	19.8%	46.2%	1.1%	0.4%	N/A	0.1%	8.1%	7.6%	5.8%	11.1%	6.7%	46.2%	LARGER
Pretax income	(241.4)%	(489.8)%	(25.8)%	5.5%	N/A	(62.3)%	(139.8)%	10.3%	(150.1)%	(136.7)%	(101.1)%	(489.8)%	SMALLER
Income tax expense	0.0%	0.0%	(0.2)%	7.6%	N/A	0.0%	1.0%	4.4%	0.0%	1.6%	0.0%	(171.4)%	SMALLER
Net income	(241.4)%	(489.8)%	(25.6)%	(2.1)%	N/A	(62.3)%	(140.8)%	5.9%	(150.1)%	(138.3)%	(101.6)%	(318.4)%	SMALLER
Gross cash flow	(212.7)%	(489.5)%	(24.7)%	1.4%	N/A	(61.2)%	(133.0)%	7.8%	(142.7)%	(131.8)%	(97.1)%	(318.1)%	SMALLER
Capital expenditures	27.0%	49.2%	8.2%	2.3%	N/A	29.4%	9.7%	11.2%	4.0%	17.6%	10.5%	49.2%	LARGER
Total distributions/dividends	0.0%	0.0%	0.0%	0.0%	N/A	0.0%	1.0%	0.0%	0.0%

Selected Balance Sheet Data
Cash and equivalents	0.9%	1.2%	8.0%	8.8%	61.6%	49.4%	40.5%	44.7%	46.3%	29.0%	40.5%	1.2%	SMALLER
Investments	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	25.0%	2.8%	0.0%	0.0%	SIMILAR
Accounts receivable	3.8%	1.2%	12.1%	24.7%	0.0%	4.5%	6.2%	6.5%	1.1%	6.7%	4.5%	1.2%	SMALLER
Inventory	1.1%	0.5%	1.2%	26.5%	0.0%	1.1%	10.0%	2.4%	0.3%	4.8%	1.1%	0.5%	SMALLER
Total current assets	10.3%	12.2%	23.6%	63.3%	62.1%	56.8%	58.1%	54.2%	73.2%	46.0%	56.8%	12.2%	SMALLER
Net fixed assets	37.0%	34.9%	3.9%	8.3%	27.5%	18.4%	37.1%	29.1%	12.0%	23.1%	27.5%	34.9%	LARGER
Total assets	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	SIMILAR
Accounts payable	5.3%	4.8%	10.4%	26.8%	0.1%	5.5%	2.2%	2.3%	0.7%	6.5%	4.8%	4.8%	SIMILAR
Total current liabilities	45.8%	103.2%	13.0%	38.5%	7.6%	8.6%	13.3%	3.7%	2.9%	26.3%	13.0%	103.2%	LARGER
Total interest bearing debt	22.3%	10.8%	4.9%	6.2%	1.0%	0.8%	42.6%	29.8%	0.5%	13.2%	6.2%	10.8%	LARGER
Total liabilities	62.0%	103.2%	81.1%	46.8%	8.4%	8.6%	49.3%	36.6%	2.9%	44.3%	46.8%	103.2%	LARGER
Total equity	37.7%	(3.2)%	18.9%	51.6%	91.6%	91.4%	50.7%	63.4%	97.1%	55.5%	51.6%	(3.2)%	SMALLER
Net working capital	(35.4)%	(91.0)%	10.7%	24.8%	54.5%	48.3%	44.8%	50.5%	70.3%	19.7%	44.8%	(91.0)%	SMALLER
Working capital excluding cash and debt	(28.4)%	(81.4)%	5.0%	18.4%	(7.0)%	(0.4)%	11.1%	5.9%	(0.6)%	(8.6)%	(0.4)%	(81.4)%	SMALLER

Note:  All data based on latest 12 months financial data.

Earth Biofuels Inc.

Comparative Ratio Analysis

Ticker Definitions:

AOOR = Apollo Resources International

EBOF = Earth Biofuels Inc.

EPG = Environmental Power Corp.

FSYS = Fuel Systems Solutions, Inc.

GPRE = Green Plains Renewable Energy Inc.

PEIX = Pacific Ethanol, Inc.

RTK = Rentech, Inc.

VSE = Verasun Energy, Corp.

XNL = Xethanol Corporation

Public Company	AOOR		EBOF		EPG		FSYS		GPRE		PEIX		RTK		VSE		XNL		Mean		Median		Earth Biofuels		Comparability

Liquidity
Current ratio	0.2		0.1		1.8		1.6		8.2		6.6		4.4		14.8		25.3		7.0		4.4		0.1		SMALLER
Quick ratio	0.1		0.0		1.5		0.9		8.1		6.3		3.5		14.0		25.0		6.6		3.5		0.0		SMALLER
Net working capital turnover	-0.7	x	-0.2	x	4.2	x	4.3	x	0.0	x	1.1	x	0.4	x	1.2	x	0.3	x	1.2	x	0.4	x	-0.2	x	SMALLER
Net working capital-to-revenue	(151.4)%		(497.3)%		23.9%		23.2%		N/A		92.8%		285.2%		84.1%		393.1%		31.7%		54.0%		(497.3)%		SMALLER
Working capital-to-revenue excluding cash and debt	(121.5)%		(444.7)%		11.2%		17.2%		N/A		(0.8)%		70.6%		9.8%		(3.5)%		(57.7)%		4.5%		(444.7)%		SMALLER
Cash-to-revenue	3.7%		6.4%		17.9%		8.2%		N/A		95.1%		258.0%		74.4%		259.0%		90.3%		46.1%		6.4%		SMALLER

Asset mix
Cash-to-total assets	0.9%		1.2%		8.0%		8.8%		61.6%		49.4%		40.5%		44.7%		46.3%		29.0%		40.5%		1.2%		SMALLER
Accounts receivable-to-total assets	3.8%		1.2%		12.1%		24.7%		0.0%		4.5%		6.2%		6.5%		1.1%		6.7%		4.5%		1.2%		SMALLER
Inventory-to-total assets	1.1%		0.5%		1.2%		26.5%		0.0%		1.1%		10.0%		2.4%		0.3%		4.8%		1.1%		0.5%		SMALLER
Net fixed assets-to-total assets	37.0%		34.9%		3.9%		8.3%		27.5%		18.4%		37.1%		29.1%		12.0%		23.1%		27.5%		34.9%		LARGER

Activity
Inventory turnover	24.3	x	32.7	x	39.1	x	2.9	x	N/A		46.6	x	1.5	x	17.3	x	51.6	x	27.0	x	28.5	x	32.7	x	LARGER
Inventory days	15.0		11.2		9.3		125.0		N/A		7.8		245.2		21.0		7.1		55.2		13.1		11.2		SMALLER
Accounts receivable turnover	6.2	x	15.0	x	3.7	x	4.3	x	N/A		11.5	x	2.5	x	9.3	x	15.6	x	8.5	x	7.8	x	15.0	x	LARGER
Accounts receivable days	58.8		24.4		99.1		84.5		N/A		31.7		144.3		39.2		23.4		63.2		49.0		24.4		SMALLER
Accounts payable turnover	5.0	x	3.6	x	4.4	x	2.9	x	13.8	x	8.9	x	6.6	x	18.5	x	25.3	x	9.9	x	6.6	x	3.6	x	SMALLER
Accounts payable days	73.3		101.0		83.2		126.5		26.4		41.0		55.1		19.7		14.4		60.1		55.1		101.0		LARGER
Net trade cycle	0.5		(65.5)		25.3		82.9		N/A		(1.5)		334.4		40.6		16.0		54.1		20.7		(65.5)		SMALLER
Asset turnover	0.2	x	0.2	x	0.4	x	1.1	x	0.0	x	0.5	x	0.2	x	0.6	x	0.2	x	0.4	x	0.2	x	0.2	x	SMALLER
Fixed asset turnover	0.6	x	0.5	x	11.5	x	12.9	x	0.0	x	2.8	x	0.4	x	2.1	x	1.5	x	3.6	x	1.5	x	0.5	x	SMALLER

Leverage
Total assets-to-equity	2.6	x	-31.3	x	5.3	x	1.9	x	1.1	x	1.1	x	2.0	x	1.6	x	1.0	x	-1.6	x	1.6	x	-31.3	x	SMALLER
Total liabilities-to-equity	1.6	x	-32.3	x	4.3	x	0.9	x	0.1	x	0.1	x	1.0	x	0.6	x	0.0	x	-2.6	x	0.6	x	-32.3	x	SMALLER
Total debt-to-equity	0.6	x	-3.4	x	0.3	x	0.1	x	0.0	x	0.0	x	0.8	x	0.5	x	0.0	x	-0.1	x	0.1	x	-3.4	x	SMALLER
Interest coverage	-7.2	x	-2.6	x	-21.6	x	15.0	x	N/A		-46.8	x	-11.2	x	3.6	x	-12.7	x	-10.4	x	-9.2	x	-9.6	x	SMALLER

Note:  All data based on latest 12 months financial data.

Earth Biofuels Inc.

Comparative Ratio Analysis

Ticker Definitions:

AOOR = Apollo Resources International

EBOF = Earth Biofuels Inc.

EPG = Environmental Power Corp.

FSYS = Fuel Systems Solutions, Inc.

GPRE = Green Plains Renewable Energy Inc.

PEIX = Pacific Ethanol, Inc.

RTK = Rentech, Inc.

VSE = Verasun Energy, Corp.

XNL = Xethanol Corporation

Public Company	AOOR	EBOF	EPG	FSYS	GPRE	PEIX	RTK	VSE	XNL	Mean	Median	Earth Biofuels	Comparability

Profitability
Gross profit margin	(13.6)%	6.2%	(2.6)%	27.4%	N/A	5.8%	5.4%	30.3%	3.2%	7.8%	5.6%	6.2%	SIMILAR
Operating expenses-to-revenue	229.6%	443.1%	23.7%	20.4%	N/A	10.9%	132.1%	8.4%	97.1%	120.7%	60.4%	443.1%	LARGER
Operating margin	(243.1)%	(436.9)%	(26.3)%	7.0%	N/A	(5.1)%	(126.7)%	21.9%	(93.9)%	(112.9)%	(60.1)%	(436.9)%	SMALLER
EBITDA-to-revenue	(114.2)%	(121.8)%	(21.8)%	10.0%	N/A	(4.1)%	(82.7)%	28.8%	(66.6)%	(46.5)%	(44.2)%	(443.4)%	SMALLER
EBIT-to-revenue	(143.0)%	(122.0)%	(22.7)%	6.5%	N/A	(5.2)%	(90.5)%	26.9%	(73.9)%	(53.0)%	(48.3)%	(443.6)%	SMALLER
Pretax income-to-revenue	(241.4)%	(489.8)%	(25.8)%	5.5%	N/A	(62.3)%	(139.8)%	10.3%	(150.1)%	(136.7)%	(101.1)%	(489.8)%	SMALLER
Pretax income-to-equity	(149.7)%	2802.7%	(60.6)%	11.4%	0.2%	(35.4)%	(43.3)%	9.8%	(27.6)%	278.6%	(27.6)%	2802.5%	LARGER
Pretax income-to-total assets	(56.5)%	(89.6)%	(11.5)%	5.9%	0.2%	(32.4)%	(22.0)%	6.2%	(26.8)%	(25.2)%	(22.0)%	(89.6)%	SMALLER
Net income-to-revenue	(241.4)%	(489.8)%	(25.6)%	(2.1)%	N/A	(62.3)%	(140.8)%	5.9%	(150.1)%	(138.3)%	(101.6)%	(318.4)%	SMALLER
Net income-to-equity	(149.7)%	2802.7%	(60.2)%	(4.4)%	0.2%	(35.4)%	(43.6)%	5.6%	(27.6)%	276.4%	(27.6)%	1821.6%	LARGER
Net income-to-total assets	(56.5)%	(89.6)%	(11.4)%	(2.3)%	0.2%	(32.4)%	(22.1)%	3.5%	(26.8)%	(26.4)%	(22.1)%	(58.3)%	SMALLER
Gross cash flow-to-revenue	(212.7)%	(489.5)%	(24.7)%	1.4%	N/A	(61.2)%	(133.0)%	7.8%	(142.7)%	(131.8)%	(97.1)%	(318.1)%	SMALLER
Effective tax rate	0.0%	0.0%	0.6%	138.9%	0.0%	(0.0)%	(0.7)%	42.9%	0.0%	20.2%	0.0%	35.0%	LARGER
Dividends-to-net income	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	(0.7)%	0.0%	0.0%	(0.1)%	0.0%	0.0%	SIMILAR

Depreciation & capital exp.
Depreciation-to-revenue	28.8%	0.2%	1.0%	3.5%	N/A	1.1%	7.8%	2.0%	7.3%	6.5%	2.7%	0.2%	SMALLER
Capital expenditures-to-revenue	27.0%	49.2%	8.2%	2.3%	N/A	29.4%	9.7%	11.2%	4.0%	17.6%	10.5%	49.2%	LARGER
Capital expenditures-to-depreciation	0.9	x	201.3	x	8.5	x	0.7	x	1320.8	x	26.6	x	1.2	x	5.7	x	0.6	x	174.0	x	5.7	x	198.9	x	LARGER

Dupont analysis
Net income-to-pretax income	100.0%	100.0%	99.4%	(38.9)%	100.0%	100.0%	100.7%	57.1%	100.0%	79.8%	100.0%	65.0%	SMALLER
Pretax income-to-EBIT	168.9%	401.4%	113.6%	84.8%	(7.9)%	1201.2%	154.5%	38.4%	203.1%	262.0%	154.5%	110.4%	SMALLER
EBIT-to-revenue	(143.0)%	(122.0)%	(22.7)%	6.5%	N/A	(5.2)%	(90.5)%	26.9%	(73.9)%	(53.0)%	(48.3)%	(443.6)%	SMALLER
Revenue-to-total assets	23.4%	18.3%	44.5%	106.7%	0.0%	52.0%	15.7%	60.1%	17.9%	37.6%	23.4%	18.3%	SMALLER
Total assets-to-equity	264.9%	(3126.6)%	528.1%	193.6%	109.2%	109.4%	197.1%	157.6%	103.0%	(162.6)%	157.6%	(3126.2)%	SMALLER
Return on equity	(149.7)%	2802.7%	(60.2)%	(4.4)%	N/A	(35.4)%	(43.6)%	5.6%	(27.6)%	310.9%	(31.5)%	1821.6%	LARGER

Note:  All data based on latest 12 months financial data.

Exhibit 15

Earth Biofuels Inc.

Forecast

	FYE	Remaining	Projected
	Dec. 31,	3 Months	December 31,
(in thousands of $ unless otherwise noted)	2005	2006	2007	2008	2009	2010	2011

Total revenue, net	1,943.5	13,466.1	240,325.0	1,059,462.4	1,349,072.1	1,618,886.5	1,861,719.5

Total cost of goods sold	1,859.0	10,769.3	189,453.8	839,398.4	1,058,194.8	1,269,207.0	1,459,588.1

Gross profit	84.5	2,696.9	50,871.2	220,064.1	290,877.2	349,679.5	402,131.4

Operating expenses:
Selling, general and administrative expenses	1,406.0	5,363.1	58,368.6	81,963.4	52,943.5	63,136.6	72,607.1
Corporate overhead	0.0	3,000.0	12,000.0	12,000.0	12,000.0	14,570.0	16,755.5
Total operating expenses	10,539.0	8,363.1	70,368.6	93,963.4	64,943.5	77,706.6	89,362.5

Operating income	(10,454.4)	(5,666.2)	(19,497.3)	126,100.7	225,933.8	271,972.9	312,768.9

Other income (expense)
Interest expense	0.0	(180.4)	(634.3)	(594.0)	(592.5)	(591.0)	(679.5)
Minority interest	0.0	(1,794.9)	(16,118.0)	(2,261.3)	94,399.3	113,322.1	130,320.4
Total other income (expense)	0.9	(1,975.3)	(16,752.3)	(2,855.2)	93,806.8	112,731.1	129,640.8

Invested capital pretax income	(10,453.6)	(3,690.9)	(2,745.0)	128,955.9	132,127.0	159,241.8	183,128.0

Income tax expense	0.0	0.0	0.0	39,223.2	46,244.4	55,734.6	64,094.8

Invested capital income	(10,453.6)	(3,690.9)	(2,745.0)	89,732.6	85,882.5	103,507.2	119,033.2

Net operating loss tax benefit:
NOL available	0.0	10,453.6	14,144.4	16,889.5	0.0	0.0	0.0
NOL applied (accrued)	(10,453.6)	(3,690.9)	(2,745.0)	16,889.5	0.0	0.0	0.0
NOL remaining	10,453.6	14,144.4	16,889.5	0.0	0.0	0.0	0.0

Additional items:
EBITDA	(10,448.8)	(3,320.4)	11,132.9	282,818.4	395,520.6	475,515.7	546,842.9
EBIT	(10,453.6)	(3,510.5)	(2,110.7)	129,549.8	132,719.5	159,832.8	183,807.6
Depreciation and amortization	4.8	190.1	13,243.6	153,268.6	262,801.1	315,682.9	363,035.3
Capital expenditures	443.8	138,470.0	294,627.5	110,227.5	288,283.3	346,441.7	398,408.0
Working capital excluding cash and debt	(5,727.2)	1,201.8	(266.5)	19,078.9	4,816.7	6,475.5	7,446.9
Decrease (increase) in net working capital	5,727.2	(372.6)	1,468.3	(19,345.4)	14,262.2	(1,658.9)	(971.3)

Assumptions:
Revenue growth	NMF	NMF	942.9%	340.8%	27.3%	20.0%	15.0%
Gross margin	4.4%	20.0%	21.2%	20.8%	21.6%	21.6%	21.6%
Operating expenses:
Selling, general and administrative expenses	72.3%	39.8%	24.3%	7.7%	3.9%	3.9%	3.9%
Corporate overhead	0.0%	22.3%	5.0%	1.1%	0.9%	0.9%	0.9%
Other income (expense)
Interest expense	0.0%	(1.3)%	(0.3)%	(0.1)%	(0.0)%	(0.0)%	(0.0)%
Minority interest	0.0%	(13.3)%	(6.7)%	(0.2)%	7.0%	7.0%	7.0%
Tax rate	35.0%	35.0%	35.0%	35.0%	35.0%	35.0%	35.0%
Depreciation & amortization (% of revenue)	0.2%	1.4%	5.5%	14.5%	19.5%	19.5%	19.5%
Capital expenditures (% of revenue)	22.8%	1028.3%	122.6%	10.4%	21.4%	21.4%	21.4%
Net working capital (% of revenue)	117.0%	8.9%	(0.1)%	1.8%	0.4%	0.4%	0.4%

Exhibit 16

Earth Biofuels Inc.

Trailing Stock Price Analysis

Ticker: EBOF.OB

Date	Stock Price	x	Shares Outstanding	=	Market Capitalization

10/17/2006	$2.09		215,037,000		$449,427,330
10/16/2006	$2.25		215,037,000		$483,833,250
10/13/2006	$2.28		215,037,000		$490,284,360
10/12/2006	$2.25		215,037,000		$483,833,250
10/11/2006	$1.86		215,037,000		$399,968,820
10/10/2006	$1.58		215,037,000		$339,758,460
10/9/2006	$1.55		215,037,000		$333,307,350
10/6/2006	$1.80		215,037,000		$387,066,600
10/5/2006	$1.91		215,037,000		$410,720,670
10/4/2006	$1.99		215,037,000		$427,923,630
10/3/2006	$2.15		215,037,000		$462,329,550
10/2/2006	$2.25		215,037,000		$483,833,250
9/29/2006	$2.34		215,037,000		$503,186,580
9/28/2006	$2.30		215,037,000		$494,585,100
9/27/2006	$2.32		215,037,000		$498,885,840
9/26/2006	$2.25		215,037,000		$483,833,250
9/25/2006	$2.21		215,037,000		$475,231,770
9/22/2006	$2.35		215,037,000		$505,336,950
9/21/2006	$2.34		215,037,000		$503,186,580
9/20/2006	$2.17		215,037,000		$466,630,290

20-day average	$2.11		215,037,000		$454,158,144

Exhibit 17

Earth Biofuels Inc.

Discounted Cash Flow Analysis

Remaining	Projected
3 months	December 31,
(in thousands of $ unless otherwise noted)	2006	2007	2008	2009	2010	2011

Total revenue	13,466.1	240,325.0	1,059,462.4	1,349,072.1	1,618,886.5	1,861,719.5
growth	NMF	942.9%	340.8%	27.3%	20.0%	15.0%

EBITDA	(3,320.4)	11,132.9	282,818.4	395,520.6	475,515.7	546,842.9
margin	(24.7)%	4.6%	26.7%	29.3%	29.4%	29.4%

Depreciation and amortization	190.1	13,243.6	153,268.6	262,801.1	315,682.9	363,035.3

EBIT	(3,510.5)	(2,110.7)	129,549.8	132,719.5	159,832.8	183,807.6
margin	(26.1)%	(0.9)%	12.2%	9.8%	9.9%	9.9%

Income tax expense	0.0	0.0	39,223.2	46,244.4	55,734.6	64,094.8

Invested capital net income	(3,510.5)	(2,110.7)	90,326.6	86,475.1	104,098.2	119,712.8
margin	(26.1)%	(0.9)%	8.5%	6.4%	6.4%	6.4%

Adjustments to cash flow:
Depreciation and amortization	190.1	13,243.6	153,268.6	262,801.1	315,682.9	363,035.3
Capital expenditures	(138,470.0)	(294,627.5)	(110,227.5)	(288,283.3)	(346,441.7)	(398,408.0)
Decrease (increase) in working capital	(372.6)	1,468.3	(19,345.4)	14,262.2	(1,658.9)	(971.3)
Total adjustments to cash flow	(138,652.6)	(279,915.6)	23,695.7	(11,220.0)	(32,417.7)	(36,344.0)

Invested capital cash flow	(142,163.1)	(282,026.3)	114,022.2	75,255.0	71,680.5	83,368.7

Present value factor @ 35 percent	0.9632	0.7985	0.5914	0.4381	0.3245	0.2404

Discounted cash flow	(136,928.9)	(225,184.9)	67,438.1	32,969.9	23,262.1	20,040.9

Total present value during projection period	(218,402.7)

Residual value:
Projected terminal EBITDA	546,842.9
Terminal multiple	7.0	x
Residual value	3,827,900.0
Present value factor	0.2069
Present value of residual	791,969.2

MVIC indication of fair market value	573,566.5

Less: interest-bearing debt	(3,575.0)

Equity indication of value (rounded)	$570,000.0

Sensitivity Analysis

Terminal		Discount Rate
Multiple		30.0%	32.5%	35.0%	37.5%	40.0%
5.0	x	476,000	406,000	344,000	288,000	239,000
6.0	x	614,000	531,000	457,000	391,000	332,000
7.0	x	752,000	656,000	570,000	494,000	426,000
8.0	x	890,000	780,000	683,000	596,000	519,000
9.0	x	1,028,000	905,000	796,000	699,000	613,000

Notes:

LTM = Latest 12 months.

NMF = Not meaningful figure.

N/A = Not available.